Exhibit 10.12

CONTRIBUTION AGREEMENT

by and among

San Francisco Wave eXchange, LLC

a Delaware limited liability company,

Santa Clara Wave eXchange, LLC

a Delaware limited liability company, and

eXchange colocation, LLC,

a California limited liability company

and

Digital Realty Trust, L.P.,

a Maryland limited partnership

Dated as of July 31, 2004

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EXHIBIT LIST

EXHIBITS		SECTION FIRST REFERENCED

A	Legal Description of the Properties	Recital A

B	Contribution and Assumption Agreement	1.2

C	Representations, Warranties and Indemnities of Contributors	3.3

D	Total Consideration	1.5

E	Form of Tenant Notice	2.3(n)

F	Form of Management Agreement	4.2(b)

G	Form of Power of Attorney	5.1

H	Form of Pledge Agreement	Exhibit C, 3.3

SCHEDULES

1.2	List of Contributed Assets and Assumed Agreements	1.2

1.4	List of Assumed Liabilities	1.4

1.9	Allocation of Total Consideration	1.9

2.3(m)	List of Tenant Estoppels	2.3(m)

APPENDICES

A	Disclosure Schedule	3.3

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (including all exhibits, hereinafter referred to as this “Agreement”) is made and entered into as of July 31, 2004 by and among Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), San Francisco Wave eXchange, LLC, a Delaware limited liability company (“SF Wave”), Santa Clara Wave eXchange, LLC, a Delaware limited liability company (“SC Wave”), and eXchange colocation, LLC, a Delaware limited liability company (“eXchange”). SF Wave, SC Wave and eXchange are sometimes collectively referred to herein as the “Contributors” and each individually as a “Contributor”).

RECITALS

A. SF Wave currently owns a fee simple interest in the parcel of land and the buildings and other improvements affixed to or located on such land (the “Improvements”) and all rights and appurtenances related to such property located at 200 Paul Avenue, San Francisco, California (the “Paul Avenue Property”). SC Wave currently owns a fee simple interest in the parcel of land and the buildings and Improvements affixed to or located on such land and all rights and appurtenances related to such property located at 1100 Space Park Drive, Santa Clara, California (the “Space Park Property” and together with the Paul Avenue Property, the “Properties” and each a “Property”), as each Property is more fully described in Exhibit A.

B. The Operating Partnership desires to consolidate the ownership of the Properties and certain other properties owned by Global Innovation Partners, LLC (“GI Partners”) and others through a series of transactions (the “Formation Transactions”) whereby the Operating Partnership will acquire a direct fee simple interest and ownership (a “Direct Contribution”) in the Properties (the “Property Interests”) and a direct or indirect interest in such other properties.

C. The Formation Transactions relate to the proposed initial public offering (the “Public Offering”) of the common stock of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), which will operate as a self-administered and self-managed real estate investment trust (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”) and which is the sole general partner of the Operating Partnership.

D. As part of the Formation Transactions, the SF Wave and SC Wave will transfer their respective Property Interests to the Operating Partnership in exchange for cash and units of limited partnership interest (“Partnership Units”) in the Operating Partnership.

E. In addition, as part of the Formation Transactions, eXchange (which is an affiliate of SF Wave), desires to contribute all of its assets with respect to its colocation space licensing business at the Paul Avenue Property (the “Colocation Business”) to the Operating Partnership, and the Operating Partnership desires to acquire the assets comprising the Colocation Business, in exchange for cash and Partnership Units.

F. The parties acknowledge that the Operating Partnership’s acquisition of the Property Interests, the Contributed Assets (as defined in Section 1.2) and the Assumed Agreements (as defined in Section 1.2), and the assumption of the Assumed Liabilities (as defined in Section 1.4) is in connection with and subject to the consummation of the Formation Transactions and the Public Offering. It is understood that the Operating Partnership may acquire interests in additional properties with the proceeds of the Public Offering.

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NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT

ARTICLE 1.

CONTRIBUTION; TOTAL CONSIDERATION; INSPECTION AND TITLE

Section 1.1 Contribution of Property Interests. At the Closing (as defined in Section 2.2) and subject to the terms and conditions contained in this Agreement, each Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, absolutely and unconditionally, and free and clear of all Liens (other than Permitted Exceptions (as defined herein)), all of its right, title and interest to the Property Interests, including all rights to indemnification in favor of such Contributor under the agreements pursuant to which such Contributor or its affiliates acquired the Property Interests transferred pursuant to this Agreement. The contribution of the Property Interests shall be evidenced by a Deed (as defined in Section 2.3(b)). The parties shall take such additional actions and execute such additional documentation as may be required by each Contributor’s operating agreement and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “OP Agreement”) or as reasonably requested by the Operating Partnership in order to effect the transactions contemplated hereby.

Section 1.2 Contribution of Assets. At the Closing and subject to the terms and conditions contained in this Agreement, each Contributor shall contribute, transfer, assign convey and deliver to the Operating Partnership, and the Operating Partnership shall acquire and accept, all of such Contributor’s right, title and interest in and to (i) those assets listed on Schedule 1.2, if any, and all right, title and interest held directly or indirectly by the Contributors in (x) all Fixtures and Personal Property (as defined in Section 2.21 of Exhibit C) related to each Property, and (y) all Intangible Personal Property (to the extent transferable) now or hereafter used in connection with the operation, ownership, maintenance, management or occupancy of each Property and the Colocation Business (collectively, the “Contributed Assets”), and (ii) those certain agreements listed on Schedule 1.2, and all agreements and arrangements related to each Property and to the Colocation Business to which any Contributor (or its affiliates or predecessors) is a party, directly or indirectly, including without limitation, all tenant leases, licenses or occupancy agreements related to each Property and to the Colocation Business and Service Contracts (as defined in Section 2.23 of Exhibit C) (collectively, the “Assumed Agreements”), and in each case, free and clear of any and all Liens, subject only to the Permitted Liens (as defined in Exhibit C). The contribution of the Contributed Assets and the Assumed Agreements and the assumption of all obligations thereunder shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit B attached hereto. “Intangible Personal Property” shall mean all, right, title and interest relating to a Property in and to all intangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of such Property, including without limitation: all trade names and trade marks associated with the ownership of such Property; the plans and specifications for the Improvements; warranties; guaranties; indemnities; claims against third parties; claims against tenants for tenant improvement reimbursements; all contract rights related to the construction, operation, ownership or management of such Property; certificates of occupancy; applications, permits, approvals and licenses; insurance proceeds and condemnation awards or claims thereto to be assigned to the Operating Partnership hereunder; and all books and records relating to such Property.

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Section 1.3 Excluded Assets. Notwithstanding the foregoing, the parties expressly acknowledge and agree that all assets and properties of the Contributors set forth on Schedule 1.3, if any, shall be deemed “Excluded Assets” and not contributed, transferred, assigned, conveyed or delivered to the Operating Partnership pursuant to this Agreement, and the Operating Partnership shall not have any rights or obligations with respect thereto.

Section 1.4 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Operating Partnership shall assume from the Contributors and thereafter pay, perform or discharge in accordance with their terms all of the liabilities of the Contributors listed on Schedule 1.4, if any (the “Assumed Liabilities”).

Section 1.5 Existing Loans.

(a) The Contributors have obtained certain financing encumbering each Property from (i) Greenwich Capital Financial Products, Inc., as evidenced by those certain secured promissory notes in the aggregate original principal amount of $52,000,000 (the “Greenwich Loan”), and (ii) Bank of the West, as evidenced by that certain secured promissory note in the aggregate original principal amount of $25,000,000 (the “BoW Loan” and together with the Greenwich Loan, the “Existing Loans” and each an “Existing Loan”). Such notes, deed of trusts and all other documents or instruments evidencing or securing such Existing Loans, including any financing statements, and any amendments, modifications and assignments of the foregoing, shall be referred to, collectively, as the “Existing Loan Documents.” Each Existing Loan shall be considered a “Permitted Lien” for purposes of this Agreement. The Operating Partnership at its election shall either (i) assume the applicable Existing Loan at the Closing (subject to obtaining any necessary consents from the holder of each mortgage or deed of trust related to the Existing Loans (each a “Lender” and collectively the “Lenders”) prior to Closing), (ii) take title to the Property Interest subject to the lien of the Existing Loan Documents or (iii) cause the Existing Loans to be refinanced or repaid in connection with the Closing; provided, however, that if the Operating Partnership elects to proceed under clauses (i) or (ii) of this sentence, the Operating Partnership may nonetheless, at its sole discretion, cause the Existing Loans to be refinanced or repaid after the Closing. From the date of the initial filing of the registration statement (the “Initial Filing Date”) in connection with the Public Offering, the Contributors shall use their commercially reasonable efforts to obtain within thirty (30) days from the Initial Filing Date the consent of the Lenders to the assumption of the Existing Loans by the Operating Partnership at the Closing. In addition, at or before the Closing, each Lender related to the Existing Loans shall have released the Contributors and all their respective affiliates from any liability pursuant to any recourse obligations, guarantees, indemnification agreements, letters of credit posted as security or other similar obligations or, in the absence of such release, the Operating Partnership shall have entered into an indemnification agreement with respect to the Contributors’ and their respective affiliates’ obligations under the respective Existing Loan Documents.

(b) In connection with the assumption of each Existing Loan at the Closing or refinancing or payoff of an Existing Loan after the Closing, the Operating Partnership shall be responsible for an assumption fee and prepayment premium assessed by the lender and associated with such assumption, refinancing or payoff prior to maturity or any other reasonable fee, charge, legal fees, cost or expense (collectively, “Assumption Fees”) up to a maximum of one percent (1%) of the outstanding principal balance of each Existing Loan on the date hereof (each an “Assumption Fee Cap”) and, subject

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to Section 3.5, shall indemnify and hold harmless the Contributors from and against any liability under the Existing Loans arising from and after the Closing. Any assumption fee, prepayment premium and Assumption Fees subject to the Assumption Fee Cap for each Existing Loan shall be calculated solely with respect to such Existing Loan and shall not be aggregated or combined with any assumption fee, prepayment premium and Assumption Fees associated with any other Existing Loan. For purposes of Section 1.6 and Exhibit D, the “Excess Assumption Fee” shall be equal to the sum of (x) the amount by which Assumption Fees for the Greenwich Loan exceed one percent (1%) of the outstanding principal balance of the Greenwich Loan on the date hereof (which is $47,506,522.78), and (y) the amount by which Assumption Fees for BoW Loan exceed one percent (1%) of the outstanding principal balance of the BoW Loan on the date hereof (which is $16,052,678.03). Nothing contained in this Agreement shall preclude the Operating Partnership from reducing or increasing the indebtedness secured by the Property Interests above the amount outstanding on the Existing Loans in connection with any refinancing which may occur concurrently with or after Closing. Each Contributor shall use commercially reasonable efforts along with the Operating Partnership in seeking to process approval of the assumption of each Existing Loan or in beginning the process for any refinancing or a payoff (such as, without limitation, requesting a payoff statement from the holder(s) of each Existing Loans).

Section 1.6 Consideration and Exchange of Partnership Units. Subject to Section 1.7, the Operating Partnership shall, in exchange for the Property Interests, the Contributed Assets, the Assumed Liabilities and the Assumed Agreements, transfer to the Contributors consideration equal to the Contributors’ “Total Consideration” as indicated on Exhibit D (taking account of any adjustments to the Total Consideration pursuant to this Agreement), which shall be payable as set forth on Exhibit D. For purposes of any adjustment to Total Consideration pursuant to Sections 1.11 and 4.1(d), the Total Consideration shall be reduced by the number of Partnership Units equal to the dollar value of such adjustment divided by Twenty Dollars ($20.00). The transfer of the Partnership Units to the Contributors shall be evidenced by either an amendment (the “Amendment”) to the OP Agreement or by certificates relating to such Partnership Units (the “Certificates”) in either case, as determined by the Operating Partnership, in such form as shall be reasonably acceptable to the Contributors. The parties shall take such additional actions and execute such additional documentation as may be required by such party’s operating agreement and the OP Agreement in order to effect the transactions contemplated hereby.

Section 1.7 Adjusted Consideration. Notwithstanding any other provision of this Agreement to the contrary, except to the extent otherwise expressly provided in Sections 1.11, 1.14 and 4.1(d), if the Operating Partnership in good faith determines that the ownership of any particular interests that constitute part of the Property Interests would be inappropriate for the Operating Partnership for any reason; the Operating Partnership shall elect to either (a) proceed to the Closing with no reduction in the Contributors’ Total Consideration as indicated on Exhibit D; or (b) subject to Section 1.13(d) below, terminate this Agreement in its entirety.

Section 1.8 Treatment as Contribution. The transfer, assignment and exchange effectuated pursuant to this Agreement shall constitute a “Capital Contribution” to the Operating Partnership pursuant to Article 4 of the OP Agreement and is intended to be governed by Section 721(a) of the Code, and each Contributor hereby consents to such treatment.

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Section 1.9 Allocation of Total Consideration. The Total Consideration shall be allocated as set forth in Schedule 1.9. The Operating Partnership and each Contributor agree to (i) be bound by the allocation, (ii) act in accordance with the allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto and (iii) take no position and cause their affiliates that they control to take no position inconsistent with the allocation for income tax purposes.

Section 1.10 Term of Agreement. If the Closing does not occur by March 31, 2005 (the “Termination Date”), this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Contributors shall have any further obligations hereunder except as specifically set forth herein. Notwithstanding the foregoing, the rights and obligations of the parties to that certain Mutual Nondisclosure Agreement (the “MNDA”), dated as of June 17, 2004, by and among Global Innovation Partners, LLC, a Delaware limited liability company, and Digital Realty Trust, Inc., a Maryland corporation, on one hand, and Cambay Tele.com, LLC, a California limited liability company, and Wave Exchange, LLC, a Delaware limited liability company, on the other hand, shall survive a termination of this Agreement prior to the Closing in accordance with the terms and conditions set forth in the MNDA. In addition, the Operating Partnership hereby agrees to be bound by and subject to the MNDA to the same extent as the Company, as if the Operating Partnership were an original signatory to the MNDA. Notwithstanding anything to the contrary herein or in the MNDA, the MNDA shall be terminated for all purposes upon the Closing.

Section 1.11 Risk of Loss. The risk of loss relating to the Contributors’ Property Interests and the underlying Properties prior to Closing shall be borne by the Contributors. If, prior to the Closing, any Property is partially or totally destroyed or damaged by fire or other casualty, or is taken by eminent domain or through condemnation proceedings, then the Operating Partnership may, at its option (so long as the cost of repairing such destruction or damage is in the reasonable judgment of the Operating Partnership in excess of the Maximum Per Property Total Consideration Adjustment (as defined below)), determine not to acquire the Property Interest that has been partially or totally destroyed, damaged or taken (with an adjustment to the Contributors’ Total Consideration as indicated on Exhibit D) and proceed with the acquisition of the other Property Interest. After the occurrence of any such casualty or condemnation affecting a Property, the Operating Partnership may also, at its option within thirty (30) days after the Operating Partnership is notified of any such casualty or condemnation, elect to (a) acquire such particular Property Interest and (b) direct the Contributors to pay or cause to be paid to the Operating Partnership upon or following the Closing any sums collected by the Contributors, if any, under any policies of insurance, if any, or award proceeds relating to such casualty or condemnation (to the extent that the Contributors have not applied such sums or proceeds to the restoration of the affected Property or otherwise to address the impacts of such casualty or condemnation) and otherwise assign to the Operating Partnership upon or following the Closing all rights of the Contributors to collect such sums as may then be uncollected, and/or to the extent available to the Contributors, adjust or settle any insurance claim or condemnation proceeding, which the Contributors have not adjusted or settled prior to the Closing. Under such circumstances, the Contributors’ Total Consideration shall be reduced (but, with respect to each Property considered separately, not in excess of an amount which, when aggregated with any other adjustments with respect to such Property pursuant to this Section 1.11 and/or Section 4.1(d), would exceed Five Million Dollars ($5,000,000) (the “Maximum Per Property Total Consideration Adjustment”)), by the amount of (i) any deductibles under the applicable insurance policies or award with respect to the Properties contributed at Closing and (ii) any uninsured casualty or loss with respect to the Properties contributed at Closing. Insurance on the transferred Property Interests shall be cancelled as of

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12:01 a.m. on the Closing Date, and thereafter the Operating Partnership shall be solely responsible for all risk of loss relating to the Property Interests.

Section 1.12 Property Tax Reassessment. Notwithstanding anything to the contrary contained herein with respect to the delivery of Partnership Units to the Contributors as part of the Total Consideration, the number of Partnership Units having an aggregate value of One Million Dollars ($1,000,000) (the “Holdback Units”), based on one Partnership Unit being equal in value to the Public Offering price for one share of the Company’s common stock, shall be held by the Operating Partnership in trust for the benefit of the Contributors for a period up to the earlier of: (a) receipt of notice(s) of reassessment confirming the new assessed valuation of each Property as a result of the Closing, or (b) thirty-six (36) months following the Closing Date (the “Reassessment Period”) pursuant to this Section 1.12; provided, however, that in the event the Operating Partnership appeals or contests any such reassessment at its sole election, a portion of the Holdback Units equal to the amount being appealed or contested shall continue to be held by the Operating Partnership in trust for the benefit of the Contributors until such appeal or contest is resolved even if such resolution extends beyond the Reassessment Period. In the event of a reassessment of the property value of any Property during the Reassessment Period due to the consummation of the transactions contemplated by this Agreement, that portion of the Holdback Units with a value (based on the Public Offering price of one share of the Company’s common stock) equal to the additional annual real property taxes payable by the Operating Partnership during the sixty (60)-month period following the Closing Date as a result of such reassessment and which, under the terms of the respective Leases in place as such Leases exist as of the Closing Date, or under any Leases for the Properties entered into after the Closing Date (other than those involving a tax reimbursement obligation based upon a base year on or after the Closing Date), the Operating Partnership does not have a right to pass-through to the tenants of the applicable Property, shall be surrendered and forfeited by the Contributors. In no event shall the Contributors be responsible for any reassessment of the Property Interests solely to the extent such reassessment results from significant new construction after the Closing. Other than with respect to the Holdback Units as provided in this Section 1.12, the Contributors shall have no further obligations for any reassessment of the assessed value of the Properties or the Property Interests. After the Reassessment Period, the Operating Partnership shall deliver to the Contributors any Holdback Units not forfeited by the Contributors pursuant to this Section 1.12.

Section 1.13 Inspection and Review Period.

(a) The Operating Partnership and its employees, representatives, counsel and consultants shall have the right to review and investigate any and all conditions and aspects of the Properties, including without limitation with respect to the existence of Hazardous Materials or other environmental conditions at the Properties and all agreements and arrangements related to the operation of the Properties and the Colocation Business, from the date hereof until 5:00 p.m. (California time) on the forty-fifth (45th) calendar day following the date hereof or such longer period required to obtain the tenant estoppels required pursuant to Section 2.3(m) (the “OP Inspection and Review Period”). Each Contributor shall provide access to the Properties and all documents, materials, books, records and files relating to the Properties and the Colocation Business in the possession of each Contributor (or its affiliates), as the Operating Partnership may reasonably request (all such items the “OP Due Diligence Documents”); provided, however, that the OP Due Diligence Documents shall not include any information of the Contributors entitled to the attorney-client privilege.

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(b) Any on-site inspections of the Properties shall (i) be coordinated with the Contributors, (ii) occur only at reasonable times during normal business hours agreed upon by the Contributors and the Operating Partnership after at least two (2) business day’s prior written notice to the Contributors, (iii) be conducted in a manner that will not damage the Properties (except for limited invasive testing within the scope of work and in accordance with the terms and conditions described herein), unreasonably disturb or disrupt the business activities of the Contributors or interfere with the occupancy of any tenant. The Contributors shall be entitled to have a representative present during any such inspections. If the Operating Partnership desires to do any invasive testing at a Property, the Operating Partnership shall do so only after notifying the Contributors, as applicable, and obtaining the Contributors’ prior written consent thereto, which consent may be given or withheld in the sole discretion of the Contributors and may further be subject to any terms and conditions imposed by the Contributors in its sole discretion, including the prompt restoration of such Property to its condition prior to any such inspections or tests at the Operating Partnership’s sole cost and expense. Notwithstanding the foregoing, in no event shall the Operating Partnership conduct any invasive testing in any occupied tenant unit. The Operating Partnership shall keep the Property Interests free and clear of any liens arising out of the Operating Partnership’s entry onto or inspection of the Properties. At a Contributor’s sole option (but only if the Contributor shall request the same in writing), the Operating Partnership will furnish to such Contributor copies of any reports received by the Operating Partnership relating to any inspection of the Property, without representation or warranty of any kind (express, implied or otherwise) as to the content and accuracy thereof, and at no charge to the Contributor. The Company and the Operating Partnership agree to protect, indemnify, defend and hold the Contributors harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys’ fees), damages or injuries arising out of, or directly resulting from the inspection of the Properties by the Operating Partnership and its employees, representatives, counsel and consultants and, notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless the Contributors shall survive any termination of this Agreement but shall expire upon the Closing.

(c) Notwithstanding anything in this Agreement to the contrary, the Operating Partnership shall have the right to terminate this Agreement for any reason or for no reason at any time prior to or after (subject to Sections 1.7 and 1.13(d)) the end of the OP Inspection and Review Period in its sole and absolute discretion, by delivering notice of termination to the Contributors. If this Agreement is terminated by the Operating Partnership prior to the expiration of the OP Inspection and Review Period pursuant to this Section 1.13(c), no party shall have any further obligations under this Agreement except to the extent set forth in any provision that specifically survives termination of this Agreement.

(d) If this Agreement is terminated by the Operating Partnership after the expiration of the OP Inspection and Review Period, and if the Operating Partnership and the Company thereafter consummate the Public Offering and the Formation Transactions prior to the Termination Date without including the Properties, other than as a result of a default or breach by any Contributor, the failure of a condition precedent to the obligations of the Operating Partnership that is not within the sole control of the Operating Partnership to cause to be satisfied, or the failure to acquire the Property Interests related to both Properties pursuant to Sections 1.11 and 4.1(d), then the Operating Partnership shall reimburse the Contributors upon the consummation of Public Offering for all reasonable and documented third-party out-of-pocket costs and expenses, including without limitation professional fees, incurred and paid by the Contributors to any third party unaffiliated consultant, professional or advisor (including without limitation legal and accounting fees) in connection with the negotiation, execution, and performance of obligations under this Agreement up to a maximum of Five Hundred Thousand Dollars ($500,000) and any costs and expenses of the Contributors incurred in excess of this amount shall not be reimbursed by the Operating Partnership or the Company and shall remain the sole obligation and responsibility of the Contributors. The Operating Partnership shall have no further monetary obligation to any Contributor for

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failure or inability to consummate the transactions contemplated hereby other than as set forth in this Section 1.13(d).

Section 1.14 Title and Survey.

(a) Delivery of Survey. The Contributors shall cause to be prepared and delivered to the Operating Partnership within thirty (30) days after the date of this Agreement a copy of the latest ALTA-ACSM Urban survey of the Properties which shall have been prepared within two (2) years prior to the date hereof (the “Survey”). Within five (5) business days after the date of this Agreement, the Operating Partnership shall obtain a title report and commitment for title insurance (the “Title Commitment”) from a title company acceptable to the Operating Partnership in its sole discretion (the “Title Company”). The Title Commitment, the documents referred to therein and the Survey are referred to herein collectively as the “Title Documents.”

(b) Title Review and Cure. If the Title Documents show that all or part of any Property is unmarketable, or subject to a material defect, lien, encumbrance, easement, condition or restriction which is unacceptable to the Operating Partnership (each, a “Title Objection”), the Operating Partnership shall deliver written notice of such Title Objection (“Title Objection Notice”) to the Contributor by no later noon of the last day of the OP Inspection and Review Period (the “Objection Date”). If the Operating Partnership has not delivered a Title Objection Notice to the Contributors on or prior to the Objection Date, the Operating Partnership shall be deemed to have approved of title to the Properties. The Contributors shall have no obligation to cure title objections, except for liens and security interests created or assumed by, under or through the Contributors, which liens and security interests the Contributors shall cause to be released at the Closing. If the Contributors are unable or unwilling to cure a Title Objection which it is not otherwise obligated to cure (other than with respect to taxes and assessments to be paid current through the Closing Date), the Contributors shall give the Operating Partnership written notice of that fact within five (5) business days of the Title Objection Notice. Within ten (10) business days after receipt of the Contributor’s response to the Title Objection Notice, the Operating Partnership shall elect to either: (i) waive such Title Objection and accept such title to the Property subject to such Title Objection; or (ii) terminate this Agreement with respect to such Property (with an adjustment to the Contributors’ Total Consideration as indicated on Exhibit D) or, at the Operating Partnership’s election, in its entirety, by giving written notice of termination to the Contributor. After termination of this Agreement in its entirety in accordance with this Section 1.14(b), neither the Operating Partnership nor the Contributors shall have any further obligations hereunder or liability to the other, except for those obligations which survive the termination of this Agreement. All matters contained in the Title Report or disclosed in the Survey which are not objected to by the Operating Partnership by the Objection Date shall be deemed to have been approved by the Operating Partnership (except for those items which the Contributors are otherwise obligated to cure and current taxes and assessments to be paid current through the Closing Date). Any liens, encumbrances, easements, restrictions, conditions, covenants, rights, rights of way and other matters affecting title to the Property which were not disclosed by the Title Documents (collectively, “Intervening Liens”) shall be subject to the Operating Partnership’s approval. The Operating Partnership shall have five (5) business days after notice of any Intervening Lien, together with a true, complete and legible copies of all documents referred to in such notice, to deliver written objections thereto to the Contributors. Any Intervening Liens which are not timely objected to by the Operating Partnership shall be deemed to have been approved by the Operating Partnership. All matters approved or deemed to have been approved by the Operating Partnership and all Title Objections subsequently waived by the Operating Partnership shall hereinafter be deemed to be “Permitted Exceptions.” In the event that the Operating Partnership objects to any Intervening Lien and the Contributors fail to remove such Intervening Lien, the Operating Partnership

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shall have the right to terminate this Agreement with respect to such Property or, at the Operating Partnership’s election, in its entirety. The Contributors shall have no obligation to cure Intervening Liens, except for Intervening Liens created or assumed by, under or through the Contributor, which liens the Contributor shall cause to be released at the Closing.

(c) Delivery of Title Policy at Closing. As a condition to the Operating Partnership’s obligation to close, with respect to each Property, the Title Company shall deliver to the Operating Partnership at Closing an ALTA Owner’s Policy (Revised 10-17-92) of title insurance, with extended coverage, issued by the Title Company as of the date and time of the recording of the Deed (as defined in Section 2.3(b)), containing the Operating Partnership’s Endorsements (hereafter defined), insuring the Operating Partnership as owner of good, marketable and indefeasible fee simple title to each Property, and subject only to the Permitted Exceptions (the “Title Policies”). “Operating Partnership’s Endorsements” shall mean, to the extent such endorsements are available under the laws of the state in which each Property is located: (1) owner’s comprehensive; (2) access; (3) survey (accuracy of Survey); (4) location (Survey legal matches title legal); (5) separate tax lot; (6) legal lot; (7) contiguity (to the extent applicable); (8) deletion of the creditors’ rights exception/exclusion; (9) address; (10) subdivision map act; (11) non-imputation; and (12) such other endorsements as the Operating Partnership may reasonably require based on its review of the Title Documents as the same may be amended or updated from time to time. The Contributor shall execute at Closing, in form reasonably satisfactory to the Title Company, a customary ALTA Statement (Owner’s Affidavit) and any other documents, undertakings or agreements reasonably required by the Title Company to issue the Title Policies in accordance with the provisions of this Agreement. The Contributors shall provide the Title Company with a customary “gap undertaking,” in form reasonably satisfactory to the Title Company, to enable the Title Company to issue the Title Policies in the form required without exception for any item recorded between the last date down of title approved by the Operating Partnership and the date the Deed is recorded.

(d) Title and Survey Costs. The Contributors shall pay for the costs and premium for the basic CLTA Owner’s Title Policy in an amount equivalent to one hundred percent (100%) coverage of the value of each Property. The Operating Partnership shall pay for the incremental costs of extended coverage (i.e., the ALTA Title Policy) above the foregoing CLTA cost, any Lender’s Title Insurance Policy and the Operating Partnership’s Endorsements. The Operating Partnership shall also pay for the costs of any updates or revisions to the Survey.

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ARTICLE 2.

CLOSING

Section 2.1 Conditions Precedent. The effectiveness of the Company’s registration statement to be filed with the Securities and Exchange Commission on Form S-11 (the “Registration Statement”) after the execution of this Agreement and the concurrent closing of the initial public offering of the common stock of the Company offered thereby are conditions precedent to the obligations of all parties to this Agreement to effect the transactions contemplated by this Agreement on the Closing Date (as defined below).

The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following additional conditions precedent:

(a) The representations and warranties of the Contributors contained in this Agreement shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on the date such representations and warranties were made and on the Closing Date as if made at and as of such date;

(b) The obligations of the Contributors contained in this Agreement to be performed by them shall have been duly performed by them on or before the Closing Date, including without limitation, such Contributor’s obligations to deliver the Closing deliveries set forth in Section 2.3, and the Contributors shall not have breached any of its covenants contained herein in any material respect;

(c) Concurrently with the Closing, each Contributor, directly or through the Attorney-in-Fact (as defined below), shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Section 2.3 hereof;

(d) The Contributors shall have obtained and delivered to the Operating Partnership any consents or approvals of any Governmental Entity (as defined in Exhibit C) or third parties (including, without limitation, any lenders and lessors) required to consummate the transactions contemplated hereby and the Formation Transactions as listed in the Disclosure Schedule;

(e) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened; and

(f) There shall not have occurred between the date hereof and the Closing Date any material adverse change in any of the assets, business, financial condition, results or prospects of operation of the Properties or the Colocation Business, taken as a whole.

Any or all of the foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

Section 2.2 Time and Place. The date, time and place of the transactions contemplated hereunder shall be the day the Operating Partnership receives the proceeds from the Public Offering from the underwriter(s), at 10:00 a.m. in the office of Latham & Watkins LLP, 633 West Fifth Street, Sixth Floor, Los Angeles, California (the “Closing” or “Closing Date”).

Section 2.3 Closing Deliveries. At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact (see Section 6.1 below), the legal documents and other items (collectively the “Closing Documents”) necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which Closing Documents and other items shall include, without limitation, the following:

(a) The Contribution and Assumption Agreement in the form attached hereto as Exhibit B;

(b) A duly executed and notarized grant deed (the “Deed”) in the form provided for under the law of the State of California and otherwise in conformity with the custom in the jurisdiction

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where each Property is located and satisfactory to the Operating Partnership, conveying good, indefeasible and marketable fee simple title to the Property, subject only to the Permitted Exceptions;

(c) The OP Agreement;

(d) The Registration Rights Agreement between each Contributor, certain other parties and the Company;

(e) The Amendment or the Certificates evidencing the transfer of Partnership Units to the Contributor;

(f) The Management Agreement, as defined in Section 4.2(b) below;

(g) The Contributors shall deliver all books and records, title insurance policies, leases, lease files, contracts, stock certificates, original promissory notes, and other indicia of ownership or interest with respect to the Properties which are in each Contributor’s possession or which can be obtained through such Contributor’s reasonable efforts along with appropriate evidence of Contributors’ assignment thereof;

(h) An affidavit from each Contributor, stating under penalty of perjury, the Contributor’s United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to Section 1445(b)(2) of the Code and a comparable affidavit satisfying California and any other withholding requirements;

(i) The Contributors shall deliver a beneficiary’s statement or other evidence satisfactory to the OP in its sole discretion confirming the outstanding principal balance and term of each Existing Loan to be assumed by the Operating Partnership;

(j) The Contributors shall deliver any other documents reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Contributor’s Property Interests (subject to the Permitted Exceptions) and effectuate the transactions contemplated hereby, including, without limitation, and only to the extent applicable, quitclaim deeds and/or grant deeds, assignments of ground leases, air space leases and space leases, bills of sale, assignments, and all state and local transfer tax returns and any filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation or the recording of the Contribution and Assumption Agreement or Deed or other Property Interests transfer documents as required;

(k) Any other documents as may be necessary to enable the Title Company to issue to the Operating Partnership at Closing the Title Policies with a one hundred percent (100%) coverage for each of the Properties (with a tie-in endorsement with respect to the Properties located in any state for which such tie-in endorsements can be issued) and levels of reinsurance for the Properties as reasonably acceptable to the Operating Partnership, insuring fee simple title to all real property and improvements comprising all or any part of the Property Interests to the Operating Partnership as the Operating Partnership may designate, subject only to the Permitted Exceptions;

(l) If requested by the Operating Partnership, a certified copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by each Contributor of this Agreement, any related documents and the documents listed in this Section 2.3;

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(m) Contributors shall deliver estoppel certificates from the tenants listed on Schedule 2.3(m) in the form required pursuant to such tenants’ respective leases, or if such estoppel certificates cannot be obtained by the Contributors after commercially reasonable efforts to obtain such certificates, then the Contributors shall deliver any such estoppel certificates on behalf of any such tenants for purposes of satisfying this condition to Closing (in such event representations and warranties contained in such estoppel certificate(s) delivered by the Contributors shall be deemed to be part of the representations and warranties of the Contributors under Article 3 of Exhibit C for all purposes under this Agreement which shall be dated on or after the date of this Agreement and on or before the Closing Date);

(n) A notice to each tenant substantially in the form of Exhibit E;

(o) The Contributors, as applicable, shall deliver to the Operating Partnership possession of each Property;

(p) The Operating Partnership and the Company, on the one hand, and each Contributor, on the other hand, shall provide to the other a certification regarding the accuracy of each of their respective representations and warranties herein and in this Agreement as of such date. Each Contributor shall provide a certification that it has performed the respective covenants required to be performed by them prior to Closing;

(q) Pledge Agreement in the form attached hereto as Exhibit H; and

(r) An opinion of counsel in substantially the form attached hereto as Exhibit I.

Section 2.4 Closing Costs. Subject to Section 1.12, the Operating Partnership shall pay any documentary transfer taxes, reassessments, escrow charges, title charges and recording taxes or fees incurred in connection with the transactions contemplated hereby. Each Contributor shall be responsible for any withholding taxes required to be paid and/or withheld in respect of such Contributor at Closing as a result of such Contributor’s tax status.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

Section 3.1 Representations and Warranties of the Operating Partnership. The Operating Partnership hereby represents and warrants to each Contributor that:

(a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing under the laws of the jurisdiction of its formation and is and at the effective time of the Public Offering and at the Closing shall be treated as a “partnership” for federal income tax purposes, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its property and to carry on its business as described in the Prospectus (as defined in Exhibit C) and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Operating Partnership has been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and

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delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributors and the accuracy of the representations and warranties contained in the Investment Representation Letter and Partnership Unit Placement Agreements (as such terms are defined in Section 2.8.1 of Exhibit C) and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the Operating Partnership.

(d) Partnership Matters. The Partnership Units which will be part of the Total Consideration, when issued and delivered in accordance with the terms of this Agreement for the consideration described herein, will be duly and validly issued, and free of any Liens other than any Liens arising through the Contributors. Upon such issuance, the Contributors or, as applicable, any Permitted Transferee of the Contributors, as defined in Section 2.8.1 of Exhibit C attached hereto, will be admitted as a limited partner of the Operating Partnership. At all times prior to the execution of this Agreement, the Operating Partnership has no material assets, debts or liabilities of any kind.

(e) Non-Contravention. Assuming the accuracy of the representations and warranties of the Contributors made hereunder, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Operating Partnership or any of its properties or assets may be bound, or (B) violate or conflict with any judgment, order, decree or law applicable to the Operating Partnership or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a material adverse effect on the Operating Partnership.

(f) Solvency. Assuming the accuracy of the representations and warranties of the Contributors made hereunder and of the other contributors to the Operating Partnership pursuant to similar contribution agreements in connection with the Formation Transactions, the Operating Partnership will be solvent immediately following the transfer of the Property Interests and the Contributed Assets to the Operating Partnership.

Section 3.2 Representations and Warranties of with respect to the Company.

The Operating Partnership hereby represents and warrants to each Contributor with respect to the Company that:

(a) Organization; Authority. The Company has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease or operate its property and to carry on its business as described in the Prospectus and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

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(b) Due Authorization. Each agreement, document and instrument contemplated by this Agreement and executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributors and the accuracy of the representations and warranties contained in the Investment Representation Letter and Partnership Unit Placement Agreements and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement (by the Operating Partnership) and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the Company and the Operating Partnership taken as a whole.

(d) Non-Contravention. Assuming the accuracy of the representation and warranties of the Contributors made hereunder, none of the execution, delivery or performance of this Agreement (by the Operating Partnership), any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Company or any of its properties or assets may be bound or (B) violate or conflict with any judgment, order, decree, or law applicable to the Company or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a material adverse effect on the Company and the Operating Partnership taken as a whole.

(e) REIT Status. The Company is and at the effective time of the Public Offering and Closing shall be organized and operated in a manner so as to qualify as a “real estate investment trust” under Sections 856 through 860 of the Code.

(f) Common Stock. Upon issuance thereof, the common stock issuable in exchange for the Partnership Units upon the redemption of such Partnership Units in accordance with terms of the Partnership Agreement will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.

Except as set forth in Section 3.1 and this Section 3.2, the Operating Partnership makes no representation or warranty of any kind, express or implied, and the Contributor acknowledges that it has not relied upon any other such representation or warranty.

Section 3.3 Representations and Warranties of the Contributors. Each Contributor jointly and severally represents and warrants to the Operating Partnership as provided in Exhibit C attached hereto (subject to qualification by the disclosures in the disclosure schedule attached hereto as Appendix A (the “Disclosure Schedule”), and acknowledges and agrees to be bound by the indemnification provisions contained therein.

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Section 3.4 Indemnification. From and after the Closing Date, the Operating Partnership shall indemnify and hold harmless each Contributor and each Contributor’s directors, officers, managers, members, employees, agents and representatives, as well as its affiliates (each of which is an “Indemnified Contributor Party”) from and against any and all claims, losses, damages, liabilities and expenses, including without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses,”) asserted against, imposed upon or incurred by the Indemnified Contributor Party in connection with or as a result of: (i) any breach of a representation, warranty or covenant of the Operating Partnership contained in this Agreement, (ii) all fees, costs and expenses of the Operating Partnership in connection with the transactions contemplated by this Agreement, (iii) the failure of the Operating Partnership after the Closing Date to perform any obligation required to be performed pursuant to any contract or obligation assigned to and assumed by the Operating Partnership (including the Assumed Agreements), and (iv) the Assumed Liabilities.

Section 3.5 Matters Excluded from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Operating Partnership shall have no obligation under this Agreement to indemnify or hold harmless the Contributors from any Losses arising as a direct result of the Contributors’ breach of this Agreement.

ARTICLE 4.

COVENANTS

Section 4.1 Covenants of the Contributors.

(a) From the date hereof through the Closing, and except in connection with the Formation Transactions, no Contributor shall, without the prior written consent of the Operating Partnership:

(i) Sell, transfer (or agree to sell or transfer), assign or otherwise dispose of, or cause the sale, transfer, assignment or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Contributed Assets or Assumed Agreements or all or any portion of its interest in the Properties or the Property Interests; or

(ii) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber all or any portion of its Property Interests or Contributed Assets.

(b) From the date hereof through the Closing, and except in connection with the Formation Transactions, each Contributor, shall conduct its business with respect to the Properties and the Colocation Business in the ordinary course of business consistent with past practices, and shall to the extent within its control, not, without the prior written consent of the Operating Partnership:

(i) Enter into any material transaction not in the ordinary course of business with respect to any Property or the Colocation Business;

(ii) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber (other than by Permitted Liens) the Property Interests or any assets related to the Properties or the Contributed Assets, except (A) liens for taxes not delinquent or being disputed by the Contributors in good faith and by appropriate proceeding in the ordinary course of the Contributors’

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business, and (B) mechanics’ liens being disputed by such Contributor in good faith and by appropriate proceeding in the ordinary course of the Contributor’s business;

(iii) Cause or permit a change to the existing use of any Property other than as a result of entering into new Leases in compliance with this Agreement;

(iv) Cause or take any action that would render any of the representations or warranties regarding the Properties or the Colocation Business as set forth on Exhibit C untrue in any material respect (other than as a result of entering into new Leases in compliance with this Agreement); or

(v) Amend, modify or terminate any material agreements or other instruments, including without limitation the Leases, or enter into any new leases related to any Property, except with respect to licenses related to the Colocation Business in the ordinary course of business. The Operating Partnership shall approve or disapprove in writing any such action by a Contributor within five (5) business days after receiving a written request (providing all information reasonably relevant to the Operating Partnership’s consideration) for such approval from any Contributor, which approval will not be unreasonably withheld, delayed or conditioned. If the Operating Partnership fails to provide its written approval or disapproval within such five (5) business day period, the Operating Partnership will be irrevocably deemed to have approved such action.

(c) From the date hereof, each Contributor agrees to provide the Operating Partnership with such tax information relating to the Colocation Business and the Properties as reasonably requested by the Operating Partnership and to cooperate with the Operating Partnership with respect to its filing of tax returns

(d) From the date hereof, Contributors shall promptly provide notice to the Operating Partnership upon any discovery that may lead to Contributors’ representations and warranties contained in Exhibit C being incomplete, inaccurate or in any manner not completely true and correct as of the Closing Date, including without limitation, any matter which if uncured prior to the Closing Date would have such effect, even if the Contributors intends to cure, correct or remedy such matter prior to the Closing and is implementing such cure, correction or remedy. If the disclosed item(s) represents a breach by any Contributor of Section 2.1 and the Operating Partnership determines in good faith that the disclosed item(s) contained in any such notice represents an impairment in the value of any Property in excess of the Maximum Per Property Total Consideration Adjustment, then the Operating Partnership may elect, in its sole discretion, to terminate this Agreement with respect to the Property related to such breach (with an adjustment to the Contributors’ Total Consideration as indicated on Exhibit D) or, at the Operating Partnership’s election, to terminate this Agreement in its entirety. In the alternative, in the event that such impairment in value is below the Maximum Per Property Total Consideration Adjustment or the Operating Partnership otherwise elects to proceed with the acquisition of such Property, then the Operating Partnership may deduct from Contributors’ Total Consideration an amount representing the reduction in value to any Property that the Operating Partnership reasonably determines has resulted or is likely to result from such disclosed item(s) (but, with respect to each Property considered separately, in no event in excess of an amount which, when aggregated with any other adjustments with respect to such Property pursuant to Section 1.11 and/or this Section 4.1(d), would exceed the Maximum Per Property Total Consideration Adjustment). Following the Closing, the Contributors shall have no further monetary obligations with respect to the effect of such disclosed item(s) on the Contributors’ representations and warranties contained in Exhibit C.

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Section 4.2 Covenant of the Operating Partnership.

(a) Formation Transaction Information. Up to the Closing Date, the Operating Partnership shall provide copies to the Contributors of all public filings, including all exhibits thereto, made by or on behalf of the Company with the SEC in connection with the Formation Transactions and the Public Offerings.

(b) Management of Properties. Upon the Closing Date, in further consideration of each Contributor’s undertakings and agreements herein, the Operating Partnership shall engage Cambay Tele.com LLC on a transitional basis, until permanent management arrangements are made, as manager of the Properties upon such terms and conditions, including without limitation, with respect to management fees, substantially in the form attached hereto as Exhibit F (the “Management Agreement”).

Section 4.3 Prorations.

(a) Prorations. All income and expenses of the Properties shall be apportioned as of 12:01 a.m. on the Closing Date, with the Operating Partnership being deemed to be the owner of the Property Interests during the entire day on which the Closing Date occurs and being entitled to receive all revenue of the Properties, and being obligated to pay all expenses of the Properties, with respect to such day.

(i) Such prorated items shall include the following:

(A) all rents and any other income with respect to the Properties received by the Closing Date, if any, and for the current month not yet delinquent. Such proration of rents shall be based on a rent roll updated not less than one (1) day prior to the Closing Date;

(B) taxes and assessments (including personal property taxes on the Personal Property) levied against the Properties;

(C) subject to rights under Leases regarding payments or prorations of utility payments by tenants (which will be governed by the rent proration provision described in Section 4.3(a)(i)(A) above), utility charges for which the Contributors are liable, if any, such charges to be apportioned at the Closing on the basis of the most recent meter reading occurring prior to the Closing (dated not more than fifteen (15) days prior to the Closing) or, if unmetered, on the basis of a current bill for each such utility;

(D) all amounts payable with respect to Assumed Liabilities in effect as of the Closing;

(E) credit shall be given to the Contributors for interest accounts, impound accounts, escrow accounts and other reserves included within the Existing Loans, which shall be transferred to the Operating Partnership at the Closing; and

(F) any other operating expenses or other items pertaining to the Properties which are customarily prorated between a transferor and transferee of real estate in the county in which the Properties are located.

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(ii) Notwithstanding anything contained in this Section 4.3(a), the following shall apply:

(A) The Operating Partnership shall be entitled to a credit against the Contributors’ Total Consideration to be delivered in the form of Partnership Units for the total sum of all deposits with respect to the Assumed Liabilities (not including interest accounts, impound accounts, escrow accounts and other reserves included within the Existing Loans, which shall be addressed in accordance with Section 4.3(a)(i)(E) above) (the “Property Deposits”) to the extent not paid over to the Operating Partnership, and the Operating Partnership shall assume at the Closing the obligation under the Assumed Liabilities with respect to all Property Deposits credited or paid over to the Operating Partnership;

(B) Except as provided in the following sentence, all delinquent real estate taxes and assessments shall be paid by the Contributors at or before the Closing, together with any interest, penalties or other fees related to any delinquent taxes. In determining prorations relating to non-delinquent taxes, the Operating Partnership shall be credited with an amount equal to the real estate taxes and assessments applicable to the period prior to the Closing Date, to the extent such amount has not been actually paid by the Contributors. In the event that the Contributors have paid prior to the Closing any real estate taxes or assessments related to the Properties applicable to the period after the Closing Date, the Contributors shall be entitled to a credit for such amount. In connection with the re-proration of real estate taxes and assessments for which a credit was given or a proration was made at the Closing, the Parties shall adjust the differences between them promptly upon demand being made therefor by either the Contributors or the Operating Partnership. If, after the Closing, any additional real estate taxes or assessments applicable to the period prior to the Closing Date are levied for any reason, including back assessments or escape assessments, then the Contributors shall pay all such additional amounts. If, after the Closing, the Contributors or the Operating Partnership receive any property tax refunds regarding any Property relating to a period prior to the Closing, then that portion of the refunds related to a period prior to the Closing that is required to be refunded to any tenant of the Properties shall be delivered to or retained by, as the case may be, the Operating Partnership for the purpose of making such refund payments with the remaining portion of such refunds retained by or delivered to, as the case may be, the Contributors. Subject to Section 1.12, the Operating Partnership shall pay all supplemental taxes resulting from the change in ownership and reassessment occurring as the result of the Closing pursuant to this Agreement;

(C) Charges referred to in Section 4.3(a)(i)(C) which are payable by any tenant directly to a third party shall not be apportioned hereunder, and the Operating Partnership shall accept title subject to any of such charges unpaid and the Operating Partnership shall look solely to the tenant responsible therefor for the payment of such charges. As to utilities and other operating expenses for which the Contributors are responsible, the Contributors may upon notice to the Operating Partnership elect to pay one or more of all of said items accrued to the date fixed for apportionment pursuant to this Agreement directly to the person or entity entitled thereto, and to the extent the Contributors so elects, such item shall not be apportioned hereunder, and the Contributors’ obligation to pay such item directly in such case shall survive the Closing or any termination of this Agreement;

(D) The Operating Partnership shall take all steps necessary to effectuate the transfer of all utilities to the name of the Operating Partnership as of Closing, where necessary, post deposits with the utility companies, and provide the Contributors with written evidence of the transfer at or prior to Closing. The Contributors shall be entitled to recover any and all deposits held by any utility company as of the Closing Date;

(E) Unpaid rent from a tenant delinquent at Closing collected by the Operating Partnership or the Contributors after the date of Closing shall be delivered as follows: (a) if the Contributors collects any such unpaid delinquent rent, the Contributors shall, within fifteen (15) days after the receipt thereof, deliver to the Operating Partnership any such rent which the Operating

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Partnership is entitled to hereunder relating to the date of the Closing and any period thereafter, and (b) if the Operating Partnership collects any such unpaid delinquent rent, the Operating Partnership shall, within fifteen (15) days after the receipt thereof, deliver to the Contributors any such rent to which the Contributors are entitled hereunder relating to the period prior to the date of Closing. The parties agree that (i) all rent received by the Contributors or the Operating Partnership within the first sixty (60) day period after the date of Closing from a tenant delinquent at Closing shall be applied first to delinquent rent, if any, in the order of their maturity, and then to current rent, and (ii) all rent received by the Contributors or the Operating Partnership after the first sixty (60) day period after the date of Closing from a tenant delinquent at Closing shall be applied first to current rent and then to delinquent rent, if any, in the inverse order of maturity. The Operating Partnership will use commercially reasonable efforts after Closing to collect all rents in the usual course of the Operating Partnership’s operation of the Property Interests, but the Operating Partnership will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents, except in the Operating Partnership’s sole discretion;

(F) After Closing, the Contributors shall be responsible for preparing a reconciliation of common area maintenance (“CAM”) payments made by tenants (“Tenants”) under the leases included within the Assumed Liabilities (the “Assumed Leases”) for calendar year 2004 and prior to Closing, in accordance with the Assumed Leases. To the extent CAM payments made by Tenants on or after January 1, 2004 and prior to Closing (the “Pre-Closing 2004 CAM Payments”) exceed common area expenses for the Property Interests paid by the Contributors during such period, as reasonably determined by the Contributors after the Closing, the Contributors will pay such excess amounts to the Operating Partnership within fifteen (15) days after such determination is made and written notice thereof is provided by the Contributors to the Operating Partnership. To the extent the Pre-Closing 2004 CAM Payments are less than the common area expenses for the Property Interests paid by the Contributors during such period, as reasonably determined by the Contributors after the Closing, the Operating Partnership will pay such amounts to the Contributors within fifteen (15) days after such determination is made and written notice thereof is provided by the Contributors to the Operating Partnership;

(G) The net proration credit to or charge against the Contributors on account of the prorations adjustments to be made upon the Closing shall be reflected through an adjustment to the cash portion of Contributors’ Total Consideration to be delivered pursuant to this Agreement. Any other proration adjustments made following the Closing shall be made in cash; and

(H) If any prorations hereunder cannot be calculated accurately on the Closing Date, then they shall be calculated as soon after the Closing Date as feasible. Either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party, with interest per annum at the prime rate of interest as set forth in The Wall Street Journal, plus 2% from the Closing Date to the date of payment if payment is not made within ten (10) business days after delivery of a bill therefor. Once all revenue and expense amounts have been finally and completely ascertained, the Operating Partnership shall prepare a final proration statement which shall be subject to the Contributors’ reasonable approval. Upon the Contributors’ acceptance and approval of any final proration statement submitted by the Operating Partnership, such statement shall be conclusively deemed to be accurate and final.

Section 4.4 Tax Covenants. The Contributors and the Operating Partnership shall provide each other with such cooperation and information relating to any of the Properties as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, (iii) conducting or defending any proceeding in respect of taxes, or (iv) performing tax diligence, including with respect to the impact of this transaction on the Company’s tax status as a

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REIT. The Operating Partnership shall promptly notify the Contributors in writing upon receipt by the Operating Partnership or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the income, properties or operations of any of the Contributors and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Operating Partnership or any of its affiliates, in each case which may affect the liabilities for taxes of the Contributors with respect to any tax period ending before or as a result of the Closing. The Contributors shall promptly notify the Operating Partnership in writing upon receipt by the Contributors or any of their respective affiliates of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of any Contributor. Each of the Operating Partnership and the Contributors may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that the Contributors shall have the right to control the conduct of any such audit or proceeding or portion thereof for which the Contributors (or their respective owners) has acknowledged liability (except as a partner of the Operating Partnership) for the payment of any additional tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Operating Partnership nor the Contributors may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its affiliates without the consent of the other party, such consent not to be unreasonably withheld. The Contributors and the Operating Partnership shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years.

Section 4.5 Tax Protection Covenants. The Operating Partnership hereby agrees as follows:

(a) Section 704(c) Allocations and Methods. The Operating Partnership shall elect to use the “traditional method” (without any curative or remedial actions) as set forth in Section 1.704-3(b) of the Treasury Regulations for making allocations under Section 704(c) of the Code with respect to the Property Interests.

(b) Limitation on Sale of Property Interests.

(i) During the Tax Protection Period (as defined below), the Operating Partnership shall not, and shall not permit any other entity which holds any of the Property Interests to, engage in any direct or indirect sale, conveyance, transfer or other disposition, voluntarily or involuntarily, of all or any portion of the Property Interests or any interest therein in a transaction that would result in the recognition of “built-in gain,” within the meaning of Section 1.704-3(a)(3)(ii) of the Treasury Regulations, with respect to such Property Interests (“Built-In Gain”) by the Contributors, including distributees and transferees of the Contributors who received Partnership Units in a carry-over basis transaction, but excluding charities and other tax-exempt entities, or trusts to the extent such organizations are beneficiaries (such recipients, distributees and transferees being referred to in this Agreement as “Tax-Protected Partnership Unit Holders”). For the avoidance of doubt, the Operating Partnership and each Contributor agree that during the Tax Protection Period, the Operating Partnership will be permitted to complete a transaction described in Section 721, 1031 or 1033 of the Code, or other applicable non-recognition Code provision, with respect to Property Interests, provided that no Built-In Gain is recognized by the Tax-Protected Partnership Unit Holders during the Tax Protection Period. Any replacement property or interests acquired in such transactions shall be referred to as the “Replacement Property” and shall be entitled to the same tax protections under this Section 4.5 as the Property Interests.

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(ii) As used in this Agreement, the “Tax Protection Period” for any Property Interests shall mean the period beginning on the Closing Date and ending on the earlier of (a) ninth (9th) anniversary of the Closing Date or (b) the date (the “Stop Date”) on which less than twenty-five percent (25%) of the Partnership Units issued to the Contributors are held by Tax Protected Partnership Unit Holders.

(c) Nonrecourse Indebtedness. During the Tax Protection Period and absent a change in law, the Operating Partnership will allocate “excess nonrecourse liabilities” (within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations) secured by the Property Interests, if any, to each of the Tax-Protected Partnership Unit Holders first to the extent of such Tax-Protected Partnership Unit Holder’s Built-In Gain in the Property Interests, but only to the extent such Built-In Gain exceeds such Tax-Protected Partnership Unit Holder’s Code Section 704(c) “minimum gain” in such Property Interests, described in Section 1.752-3(a)(2) of the Treasury Regulations.

(d) Guarantee Opportunity.

(i) The Operating Partnership agrees that, during the period beginning on the Closing Date and ending on the earlier of the ninth (9th) anniversary of the Closing Date or the Stop Date, the Operating Partnership shall permit each Tax-Protected Partnership Unit Holder, upon request, the opportunity to provide one or more “bottom dollar” guarantees (each, a “Guarantee”) of a portion or portions of the indebtedness of the Operating Partnership or its affiliates equal to a dollar amount specified in writing by such Tax-Protected Partnership Unit Holder to the Operating Partnership (but in no case more than Twenty Million Dollars ($20,000,000) in the aggregate for all Tax-Protected Partnership Unit Holders). If any Guarantee of debt of an affiliate of the Operating Partnership (other than an affiliate disregarded from the Operating Partnership for federal income tax purposes) fails to cause the allocation of the guaranteed portion of such debt to Tax-Protected Partnership Unit Holders under Section 752 of the Code, such failure shall be treated as a breach of this Section 4.5(d), and require the Operating Partnership to make a payment to the applicable Tax-Protected Partnership Unit Holders in accordance with Section 4.5(e). The Guarantee provided by a Tax-Protected Partnership Unit Holder (i) shall not have relatively higher economic risk than other guarantees, if any, provided by other Partnership Unit holders of indebtedness secured by the same property(s) as the indebtedness covered by such Tax-Protected Partnership Unit Holder’s Guarantee; and (ii) shall have relatively higher economic risk than guarantees, if any, provided by the Operating Partnership or its affiliates, of the same portion of indebtedness covered by such Tax Protected Partnership Unit Holder’s Guarantee. The Operating Partnership agrees to make available to Tax-Protected Partnership Unit Holders the opportunity to provide Guarantees as provided in this Section 4.5(d) with respect to indebtedness (and collateral therefor, if any) which, as of the date the respective Guarantee is delivered or any subsequent guarantee of such debt is delivered, has characteristics of the type described in Section 4.5(d)(ii), or such other characteristics as may be hereafter mutually agreed upon by the Operating Partnership and one or more Tax-Protected Partnership Unit Holders (but only with respect to such holders’ guarantees) from time to time. Each Guarantee shall be on a form provided by the guarantor, subject to the Operating Partnership’s consent, which shall not be unreasonably withheld.

(ii) As described in Section 4.5(d)(i), the Tax-Protected Partnership Unit Holders will be entitled to guarantee indebtedness of the Operating Partnership which meets the following risk profile standards: (i) it is able to be guaranteed, either directly or indirectly through rights of subrogation, indemnity, contribution, reimbursement or similar rights in favor of the obligor or one or more other guarantors of the guaranteed indebtedness; (ii) it is secured by specific property(s) of the Operating Partnership or an entity disregarded from the Operating Partnership described in Section 4.5(h); and (iii) the aggregate amount of all guarantees of such indebtedness, plus the amount of any senior indebtedness secured by such property(s) (i.e., if the indebtedness being Guaranteed is secured by a junior

21

lien on the security property and whether or not such senior indebtedness is being Guaranteed), does not exceed sixty-five percent (65%) of the fair market value (as determined by the Operating Partnership in its reasonable judgment) of such property(s). For example, if a property has a value of $100, is subject to a first mortgage loan of $55, and a second mortgage loan of $30, the guarantors would be willing to Guarantee up to $10 of the second mortgage loan (whether or not they Guaranteed the first mortgage loan).

(iii) Each Contributor acknowledges on its own behalf and on behalf of the Tax-Protected Partnership Unit Holders that (A) the ability to execute Guarantees shall only be available to the Tax-Protected OP Unit Holders and, by providing such ability to execute Guarantees, the Operating Partnership makes no representations, warranties or covenants regarding its current or expected financial condition, the current or expected financial position of any property securing the guaranteed loan or the terms of any such loan, nor shall the Operating Partnership have any obligation to keep any guarantor informed of any changes in any of the foregoing, or of any changes in the characteristics of any guaranteed loan (or any collateral therefor, if any) occurring after the date the Guarantee is delivered (including any changes in or deviations from the characteristics of such loan (or the collateral therefor, if any) that are described in Section 4.5(d)(ii) and each such guarantor fully assumes the risk of providing such Guarantee and keeping itself informed of any such changes, or other developments and occurrences which might impact the risk to such guarantor of providing or maintaining any such Guarantee, (B) the ability to execute Guarantees shall cease in accordance with the terms of this Agreement, (C) each Guarantor shall have reviewed with its financial and legal advisors the potential consequences and liabilities that may be associated with any guarantee provided pursuant to this Agreement, (D) neither the Operating Partnership nor its advisors have prepared or undertaken a legal review (and make no representations or warranties) as to the effectiveness of any Guarantee for federal income tax purposes, or any legal implications (e.g., order of payment, priority) that such Guarantee or any obligations of the guarantor and rights of the creditor thereunder may involve under federal or state law, and (E) the Operating Partnership may, at any time, refinance or repay any indebtedness guaranteed by a Guarantee by providing notice of such event to the Contributor at least thirty (30) days prior to such refinancing or repayment, and in such case, the Operating Partnership shall, upon request, permit each Tax-Protected Partnership Unit Holder the opportunity to execute a Guarantee with respect to substitute indebtedness on the terms otherwise provided in this Section 4.5. The foregoing provisions of this Section 4.5(d)(iii) shall in no way limit the obligations of the Operating Partnership under Section 4.5(d)(i). Notwithstanding any provision in this Agreement to the contrary, provided the Operating Partnership meets its obligations under this Section 4.5(d), no tax payment alternative provided in Section 4.5(e) shall be available to the Tax-Protected Partnership Unit Holders if it is later determined (at any time) that a Guarantee provided pursuant to this Agreement was ineffective in allocating liabilities to a guarantor for federal income tax purposes and, as a result, the corresponding guarantor recognizes taxable income.

(e) Tax Payment Alternative. In lieu of complying with any of the provisions set forth in Sections 4.5(a) through (d) above, the Operating Partnership shall have the right, in conjunction with any disposition of the Property Interests, incurrence or repayment of indebtedness, or other event to which the provisions of Sections 4.5(a) through (d) would otherwise apply, to pay to all of the Tax-Protected Partnership Unit Holders then holding Partnership Units at the time of such disposition, incurrence, repayment or transaction, promptly upon demand at any time following the occurrence of the same, cash in an amount equal to the sum of (i) the full amount of state and federal income taxes that would be payable by the Tax-Protected Partnership Unit Holders as a result of such disposition, incurrence, repayment or transaction and (ii) the amount of such taxes that would be payable by the Tax-Protected Partnership Unit Holders on any payments made as a result of subparagraphs (i) and (ii) of this Section 4.5(e), assuming for such purpose that the Tax-Protected Partnership Unit Holders are required to pay state and federal income taxes at the highest applicable state and federal income tax rates applicable to such transaction, but taking into account the deductibility of state taxes. In the event of any breach by

22

the Operating Partnership, or its affiliates or successors, of the tax protections set forth in this Section 4.5, each Tax-Protected Partnership Unit Holder, as its sole remedy, shall be entitled to a payment of damages by the Operating Partnership, with the amount of such damages determined consistently with the principles set forth in this Section 4.5(e).

(f) Reporting. Each of the Contributors and the Operating Partnership (i) agree that the contribution transaction pursuant to this Agreement shall constitute a “Capital Contribution” to the Operating Partnership and is intended to be governed by Section 721(a) of the Code (subject to the limitations and qualifications of Subchapter K of the Code), (ii) intend that no gain or loss shall be recognized by any Contributor for income tax purposes as a result of such transaction, provided Contributor provides information to the Operating Partnership reasonably demonstrating that the “disguised sale” rules in Section 707 of the Code are not applicable, (iii) intend that any debt described in Section 4.5(c) (up to the amount of the Built-In Gain) and Section 4.5(d) (to the extent of the Guarantees) shall be allocated to Tax-Protected Partnership Unit Holders, (iv) shall report such transaction in a manner consistent with such intent, except to the extent that a final determination within the meaning of Section 1313(a) of the Code requires otherwise, and (v) agree that it will not take any action that could jeopardize such tax treatment.

(g) Information Regarding Income Allocations. The Operating Partnership will cooperate and act in good faith to provide each Contributor through the Closing all information reasonably requested by such Contributor in evaluating the federal income tax consequences of the transaction including the impact of projected income allocations, taking Section 704(c) of the Code into account. The Operating Partnership will also cooperate with the Tax-Protected Partnership Unit Holders subsequent to the Closing, including by providing, following written request, information reasonably necessary to facilitate such holders’ tax planning.

(h) Performance Through Disregarded Entities. The Operating Partnership may exercise its rights, and perform its obligations, under this Section 4.5, through one or more entities which are disregarded from Operating Partnership for federal income tax purposes, provided the use of any such entity does not adversely affect any Tax-Protected Partnership Unit Holder (including from an economic or federal income tax perspective).

(i) Capital Account Deficits. Absent a change in law, for purposes of Section 13.3 of the OP Agreement, a guarantee of the Operating Partnership’s indebtedness shall be treated as a Capital Account (as defined in the OP Agreement) deficit make-up obligation for purposes of Sections 704(b) and 704(c) of the Code and regulations promulgated thereunder, and shall be taken into account for purposes of determining any Adjusted Capital Account Deficit (as defined in the OP Agreement) of the guarantor.

(j) Survival. The provisions of this Section 4.5 shall survive the Closing.

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ARTICLE 5.

POWER OF ATTORNEY

Section 5.1 Grant of Power of Attorney. Each Contributor hereby irrevocably appoints the Operating Partnership (or its designee) and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the “Attorney-In-Fact”) as the true and lawful attorney-in-fact and agent of such Contributor, to act in the name, place and stead of such Contributor to make, execute, acknowledge and deliver all such other deeds (including grant deeds if applicable), assignments, contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any Closing Documents or other documents relating to the acquisition by the Operating Partnership of the Contributor’s Property Interests, the Contributed Assets, the Assumed Agreements or the Assumed Liabilities including, but not limited to, any registration rights agreements and any lock-up agreements), to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement, as fully as could such Contributor if personally present and acting (the “Power of Attorney”). Concurrently with the execution of this Agreement, each Contributor shall provide a Power of Attorney fully executed and duly acknowledged in the form attached hereto as Exhibit G, which may be recorded by the Operating Partnership only in the official records of San Francisco County (with respect to SF Wave and eXchange) or Santa Clara County (with respect to SC Wave), and only if and when necessary for the Operating Partnership to record a document in such county in accordance with this Agreement.

The Power of Attorney and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of the Contributor, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. Each Contributor agrees that, at the request of Operating Partnership it will promptly execute and deliver to the Operating Partnership a separate power of attorney on the same terms set forth in this Article 6, such execution to be witnessed and notarized, and in recordable form (if necessary). Each Contributor hereby authorizes the reliance of third parties on each of the Power of Attorney.

Each Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Agreement.

Section 5.2 Limitation on Liability. It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney granted by each Contributor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the Formation Transactions or the Public Offering, or the acquisition of the Property Interests, the Contributed Assets or the Assumed Agreements by the Operating Partnership or the assumption of the Assumed Liabilities by the Operating Partnership and shall not be liable for any error or judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith, or breach of this Agreement or the terms of its power of attorney provided for herein. Each Contributor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability (including reasonably attorneys’ fees) incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney created by each Contributor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to its own gross negligence or bad faith, or breach of this Agreement or the terms of its power of attorney provided for herein. Each Contributor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for Operating Partnership or its successors or affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such

24

counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to each Contributor hereunder, release, amend or modify any other power of attorney granted by any other person under any related agreement.

Section 5.3 Ratification; Third Party Reliance. Each Contributor hereby ratifies and confirms that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by such Contributor under this Article 6, and each Contributor authorizes the reliance of third parties on this Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

ARTICLE 6.

MISCELLANEOUS

Section 6.1 Further Assurances. Each Contributor and the Operating Partnership shall take such other actions and execute such additional documents following the Closing as the other may reasonably request in order to effect the transactions contemplated hereby.

Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.3 Governing Law. This Agreement shall be governed by the internal laws of the State of California, without regard to the choice of laws provisions thereof.

Section 6.4 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 6.5 Entire Agreement. This Agreement, the exhibits and schedules hereto and the agreements referred to in Section 2.3 hereof constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be. Exhibit C is incorporated in this Agreement by reference in its entirety, such that reference to this “Agreement” shall automatically include Exhibit C, and is subject to all of the provisions of this Article 6.

Section 6.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent

25

shall be void and of no effect, except that the Operating Partnership, may assign its rights and obligations hereunder to an affiliate so long as the use of any such affiliate does not change the amount or form of Contributors’ Total Consideration to be delivered to the Contributor or otherwise adversely affect any Tax-Protected OP Unit Holder, including from an economic or federal income tax perspective.

Section 6.7 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 6.8 Third Party Beneficiary. Except as may be expressly provided or incorporated by reference herein, including, without limitation, the indemnification provisions hereof, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.

Section 6.9 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

Section 6.10 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

Section 6.11 Survival. It is the express intention and agreement of the parties hereto that, subject to Section 3.7 of Exhibit C attached hereto, the representations, warranties and covenants of the Contributor and the Operating Partnership set forth in this Agreement shall survive the consummation of the transactions contemplated hereby. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 6.12 Notice. Any notice to be given hereunder by any party to the other shall be given in writing by either (i) personal delivery, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile transmission (provided such facsimile is followed by an original of such notice by mail or personal delivery as provided herein), and any such notice shall be deemed communicated as of the date

26

of delivery (including delivery by overnight courier, certified mail or facsimile). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To any Contributor:

c/o The Cambay Group, Inc.

1350 Treat Boulevard, Suite 560

Walnut Creek, CA 94596

Phone: (925) 933-1405

Facsimile: (925) 933-1404

Attn: William C. Scott, Jr., Chief Financial Officer

To the Operating Partnership:

Digital Realty Trust, L.P.

2730 Sand Hill Road

Suite 280

Menlo Park, California 94025

Phone: (650) 233-3610

Facsimile: (650) 233-3601

Attn: Michael Foust

Section 6.13 Equitable Remedies. Each Contributor agrees that irreparable damage would occur to the Operating Partnership in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the Operating Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any Contributor and to enforce specifically the terms and provisions hereof in any federal or state court located in California (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the Operating Partnership is entitled under this Agreement.

Section 6.14 Dispute Resolution. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an “Arbitrable Claim”), shall, subject to Section 6.13 above, be settled by final and binding arbitration conducted in San Francisco, California. The arbitrability of any Arbitrable Claims under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119.

27

(i) Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that a Arbitrable Claim exists, the matter shall be referred to the San Francisco, California office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.

(ii) Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the California Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys’ fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.

(iii) Costs. The arbitrator, may, in its discretion, allocate the costs, fees and expenses incurred by the parties, as well as the fees and expenses of the mediator or arbitrator and the costs of the facility for the hearing, among the parties on the basis of fault.

(iv) Survivability. This dispute resolution process shall survive the termination of this Agreement. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective right to a jury trial.

[signature page to follow]

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IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

“OPERATING PARTNERSHIP”

Digital Realty Trust, L.P., a Maryland limited partnership

By:	Digital Realty Trust, Inc., a Maryland corporation
Its:	General Partner

	By:	/s/ MICHAEL F. FOUST
Michael F. Foust Chief Executive Officer

“CONTRIBUTORS”

“SF WAVE”

San Francisco Wave eXchange, LLC, a Delaware limited liability company

By:	200 Paul Wave Exchange, LLC a Delaware limited liability company
Its:	Member

	By:	Cambay Tele.com, LLC, a Delaware limited liability company
	Its:	Member

		By:	The Cambay Group, Inc., a California corporation
		Its:	Member

			By:	/s/ JOHN O. WILSON
			Name:	John O. Wilson
			Title:	Secretary

S-1

“SC WAVE”

Santa Clara Wave eXchange, LLC, a Delaware limited liability company

By:	Wave Exchange, LLC, a Delaware limited liability company
Its:	Member

	By:	Wave Exchange, Inc., a California corporation
	Its:	Member

		By:	/s/ JOHN O. WILSON
		Name:	John O. Wilson
		Title:	Secretary

“EXCHANGE”

eXchange colocation, LLC, a California limited liability company

By:	Cambay Tele.com, LLC, a Delaware limited liability company
Its:	Member

	By:	The Cambay Group, Inc., a California corporation
	Its:	Member

		By:	/s/ JOHN O. WILSON
		Name:	John O. Wilson
		Title:	Secretary

S-2

EXHIBIT B

TO

CONTRIBUTION AGREEMENT

CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby assigns, transfers and conveys to Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), its entire legal and beneficial right, title and interest (other than any Excluded Assets) in, to all of the Contributed Assets and the Assumed Agreements, as listed on Schedule A attached hereto, together with all amendments, waivers, supplements and other modifications of and to such agreements, contracts, licenses and other instruments through the date hereof, in each case to the fullest extent assignment thereof is permitted by applicable law,

TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

Upon the execution and delivery hereof, the Operating Partnership absolutely and unconditionally accepts the foregoing assignment of each Contributed Asset and Assumed Agreement and assumes all Assumed Liabilities in respect of the Assumed Agreements, and agrees to be bound by the terms, conditions and covenants thereof, and to perform all duties and obligations of each Contributor thereunder from and after the date hereof.

Each Contributor for itself, its successors and assigns hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Operating Partnership, each Contributor will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Operating Partnership in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Operating Partnership, its successors and assigns, title to the Assumed Agreements (other than the Excluded Assets) granted, transferred, conveyed and delivered by this Agreement.

Capitalized terms used herein, but not defined have the meanings ascribed to them in the Contribution Agreement, dated as of July     , 2004, between the Operating Partnership and each Contributor.

[Remainder of page left intentionally blank.]

Exhibit B

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered the Agreement as of the date first above written.

San Francisco Wave eXchange, LLC, a Delaware limited liability company

By:	200 Paul Wave Exchange, LLC a Delaware limited liability company
Its:	Member

	By:	Cambay Tele.com, LLC, a Delaware limited liability company
	Its:	Member

		By:	The Cambay Group, Inc., a California corporation
		Its:	Member

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF	)
	)	ss.:
COUNTY OF	)

On the              day of                     , in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and executed before me the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

Santa Clara Wave eXchange, LLC, a Delaware limited liability company

By:	Wave Exchange, LLC a Delaware limited liability company
Its:	Member

	By:	Wave Exchange, Inc., a California corporation
	Its:	Member

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF	)
	)	ss.:
COUNTY OF	)

On the              day of                     , in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and executed before me the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

eXchange colocation, LLC, a California limited liability company

By:	Cambay Tele.com, LLC, a Delaware limited liability company
Its:	Member

	By:	The Cambay Group, Inc., a California corporation
	Its:	Member

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF	)
	)	ss.:
COUNTY OF	)

On the              day of                     , in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and executed before me the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

DIGITAL REALTY TRUST, L.P., a Maryland limited partnership

By: Digital Realty Trust, Inc., a Maryland corporation
Its: General Partner

By:
Name:
Title:

EXHIBIT C

TO

CONTRIBUTION AGREEMENT

REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF CONTRIBUTOR

ARTICLE 1 — ADDITIONAL DEFINED TERMS

For purposes of this Exhibit C, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Agreement to which this Exhibit C is attached:

Actions: Means all actions, litigations, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

Agreement: Means the Contribution Agreement to which this Exhibit C is attached.

Disclosure Schedule: Means that disclosure schedule attached as Appendix A to the Agreement.

Environmental Law: Means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of any Governmental Entity and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the Closing Date, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of Hazardous Materials, including without limitation: (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Safe Drinking Water Act (42 U.S.C. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Endangered Species Act (16 U.S.C. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11001 et seq.), and (y) applicable state and local statutory and regulatory laws, statutes and regulations pertaining to Hazardous Materials.

Environmental Permits: Means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws.

Governmental Entity: Means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

Hazardous Material: Means any substance:

(i) the presence of which requires investigation or remediation under any Environmental Law action or policy, administrative request or civil complaint under the foregoing or under common law; or

Exhibit C-1

(ii) which is controlled, regulated or prohibited under any Environmental Law as in effect as of the Closing Date, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or

(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Closing Date is regulated by any Governmental Entity; or

(iv) the presence of which on, under or about, a Property poses a hazard to the health or safety of persons on or about such Property; or

(v) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or

(vi) radon gas.

Indemnifying Party: Means any party required to indemnify any other party under Section 3.2 of this Exhibit C.

Knowledge: Means, with respect to any representation or warranty so indicated, the actual knowledge, without inquiry or duty of inquiry, of John O Wilson and William C. Scott., Jr.

Liens: Means, with respect to any real and personal property, all mortgages, pledges, liens, options, charges, security interests, mortgage deed, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, purchase rights, rights of others, licenses, easements, voting agreements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.

Other Taxes: Means Taxes other than income Taxes.

Partnership Units: Shall have the meaning set forth in the OP Agreement.

Permitted Liens: Means:

(a) Liens securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued;

(b) Zoning laws and ordinances applicable to the Properties which are not violated by the existing structures or present uses thereof or the transfer of the Properties;

(c) Liens imposed by laws, such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations arising in the ordinary course of business not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings diligently pursued;

(d) non-exclusive easements for public utilities and other operational purposes that do not materially interfere with the current use of the Properties;

Exhibit C-2

(e) any exceptions contained in the Preliminary Title Reports identified in Schedule 1 to the Disclosure Schedule (collectively, the “Preliminary Title Reports”), and any exceptions contained in the Title Policies for all other purposes under the Agreement or this Exhibit C; and

(f) all Liens listed in Schedule 2.4 of the Disclosure Schedule and any similar liens incurred in any refinancing of the related obligations.

Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

Prospectus: Means the Company’s final prospectus, as delivered to investors in the Public Offering (including, without limitation, the pro forma financial statements contained therein and any matters for which a reserve has been established as reflected in such pro forma financial statements).

REIT Shares: Shall have the meaning set forth in the OP Agreement.

Release: Shall have the same meaning as the definition of “release” in the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) at 42 U.S.C. Section 9601(22), but not including the exclusions identified in that definition, at subparts (A) through (D).

Tax or Taxes: Means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

Tax Return: Means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE 2 — REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

Except as set forth in the Disclosure Schedule, each Contributor jointly and severally represents and warrants to the Operating Partnership as set forth below in this Article 2, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the date of Closing:

2.1 Organization; Authority; Qualification. Each Contributor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Each Contributor has all requisite power and authority to enter into this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

2.2 Due Authorization. The execution, delivery and performance of the Agreement by each Contributor has been duly and validly authorized by all necessary action of each Contributor. The Agreement and each agreement, document and instrument executed and delivered by or on behalf of

Exhibit C-3

each Contributor pursuant to the Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of each Contributor, each enforceable against each Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

2.3 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date and as set forth in Schedule 2.3 to the Disclosure Schedule, as of the date hereof, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by any Contributor in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the assets, business, financial condition and results of operation of the Properties, taken as a whole (a “Material Adverse Effect”).

2.4 Ownership of the Property Interest; Contributed Assets.

(a) Except as set forth in Schedule 2.4 to the Disclosure Schedule, each Contributor is the sole owner of its respective Property Interest, beneficially and of record, free and clear of any Liens of any nature (other than the Permitted Liens) and has full power and authority to convey such Property Interest, free and clear of any Liens (other than the Permitted Liens), and, upon delivery of consideration for such Property Interests as herein provided, the Operating Partnership will acquire good and marketable title thereto, free and clear of any Liens (other than the Permitted Liens and any liens arising through the Operating Partnership).

(b) Except as set forth in Schedule 2.4 to the Disclosure Schedule, the Contributors are the sole owner of the Contributed Assets, beneficially and of record, free and clear of any Liens of any nature (other than Permitted Liens) and has full power and authority to convey the Contributed Assets, free and clear of any Liens (other than the Permitted Liens), and, upon delivery of consideration for such Contributed Assets as provided herein, the Operating Partnership will acquire good and marketable title thereto, free and clear of any Liens (other than Permitted Liens and any liens arising through the Operating Partnership). The Property Interests, Contributed Assets and Assumed Agreements (including without limitation all assets and agreements listed in Schedule 1.2) constitute all assets, rights, interests, and property interests owned or held by the Contributors related to the Properties and the Colocation Business.

2.5 No Violation. Except as shall have been cured to the satisfaction of the Operating Partnership, consented to or waived in writing by the Operating Partnership prior to the Closing Date or as set forth in Schedule 2.5 to the Disclosure Schedule, none of the execution, delivery or performance of the Agreement, any agreement contemplated thereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Contributor or the Operating Partnership of (A) the organizational documents, including the operating agreement, if any, of any Contributor, (B) any agreement, document or instrument to which any Contributor is a party or by which the Contributor, Property Interests, or the Contributed Assets are bound or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on any Contributor or by which any Contributor, or any of their assets or properties (including the Contributed Assets) are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect.

Exhibit C-4

2.6 Non-Foreign Status. Each Contributor is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements. Each Contributor will provide affidavits at the Closing to this effect as provided for in Section 2.3(h) of the Agreement.

2.7 Withholding. Each Contributor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any United States federal or state withholding provisions, including without limitation those referred to in Section 2.6 above. If any Contributor fails to provide such certificates or affidavits, the Operating Partnership may withhold a portion of any payments otherwise to be made to such Contributor as required by the Code or applicable state law.

2.8 Investment Purposes. Each Contributor acknowledges its understanding that the offering and issuance of the Partnership Units to be acquired pursuant to the Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the “Act”) and that the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of each Contributor contained herein. In furtherance thereof, each Contributor represents and warrants to the Company as follows:

2.8.1 Investment. Each Contributor is acquiring the Partnership Units solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof, except that the Contributors may convey the Partnership Units to the limited liability companies identified in Schedule 2.8 so long as, (i) any conveyance will be made on a pro rata basis in accordance with the terms of the operating agreement of such Contributor, (ii) each such limited liability company is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act of 1933, as amended) and has executed and delivered to the Operating Partnership on or prior to the date hereof a completed and accurate Accredited Investor Questionnaire (in the form delivered to the Contributors), (iii) each such limited liability company has executed and delivered to the Operating Partnership its respective “Partnership Unit Placement Agreement” (in the form delivered to the Contributors) on or prior to the date hereof, and (iv) the “Investor Representation Letter” (in the form delivered to the Contributors) has been executed and delivered to the Operating Partnership by the parties named therein. Each limited liability company for which the requirements set forth in the preceding sentence have been satisfied shall be referred to as a “Permitted Transferee.” Each Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Partnership Units, except to Permitted Transferees pursuant to the terms of the respective Partnership Unit Placement Agreement or, after the holding period set forth in Section 2.8.3, by such Permitted Transferees to their respective direct members (each of which is an accredited investor), unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for each Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and qualification or other compliance under applicable blue sky or state securities laws, and (iii) the Transfer is permitted pursuant to the OP Agreement. The term “Transfer” shall not include any redemption of the Partnership Units or exchange of the Partnership Units for REIT Shares pursuant to Section 8.6 of the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement.

Exhibit C-5

2.8.2 Knowledge. Each Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement. Each Contributor is able to bear the economic risk of holding the Partnership Units for an indefinite period and is able to afford the complete loss of its investment in the Partnership Units; each Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the Partnership Units as each Contributor deems necessary or desirable, has had cash flow and operations data for the Properties made available by the Operating Partnership upon request and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the Properties, the business and prospects of the Company and the Operating Partnership and the Partnership Units which each Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the Partnership Units and to conduct its own independent valuation of the Properties.

2.8.3 Holding Period. Each Contributor acknowledges that it has been advised that (i) the Partnership Units, except as set forth in Section 2.8.1, must be held for twelve (12) months and may have to be held indefinitely thereafter, and each Contributor must continue to bear the economic risk of the investment in the Partnership Units (and any Common Stock that might be exchanged therefor), unless they are subsequently registered under the Act or an exemption from such registration is available (it being understood that the Operating Partnership has no intention of so registering the Partnership Units), (ii) a restrictive legend in the form hereafter set forth shall be placed on the certificates representing the Partnership Units (and any Common Stock that might be exchanged therefor), and (iii) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the Partnership Units (and any Common Stock that might be exchanged therefor) are subject to restrictions on transfer.

2.8.4 Accredited Investor. Each Contributor is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act). Each Contributor has previously provided the Operating Partnership with a duly executed Accredited Investor Questionnaire. No event or circumstance has occurred since delivery of such questionnaire to make the statements contained therein false or misleading.

2.8.5 Legend. Each certificate representing the Partnership Units (and any Common Stock that might be exchanged therefor) shall bear the following legend:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS;

In addition, the Common Stock for which the Partnership Units may, in certain circumstances, be exchanged shall also bear a legend which generally provides the following:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF

Exhibit C-6

ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S ARTICLES OF AMENDMENT AND RESTATEMENT, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION AND NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (i) OR (ii) IS VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES, AND ANY TRANSFER THAT WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS SHALL BE VOID AB INITIO. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CHARTER OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

2.9 No Brokers. Except as set forth in Schedule 2.9 to the Disclosure Schedule, no Contributor nor any of such Contributor’s respective officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Operating Partnership or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement.

2.10 Solvency. Assuming the accuracy of the Operating Partnership’s representations and warranties, each Contributor will be solvent immediately following the transfer of the Property Interest and the Contributed Assets to the Operating Partnership.

Exhibit C-7

2.11 Taxes. No tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to any Property, except such tax liens for which the tax is not delinquent and has been properly reserved for payment by each Contributor. The copies of the real property tax bills for each Property for the current tax year which have been furnished or made available to the Operating Partnership are true and correct copies of all of the tax bills for such tax year actually received by any Contributor or any Contributor’s agents for the Property. For federal income tax purposes, each Contributor is, and at all times during its existence has been either (i) a partnership or limited liability company taxable as a partnership (rather than an association or a publicly traded partnership taxable as a corporation) or (ii) a disregarded entity. Each Contributor has timely and properly filed all Tax Returns relating to Other Taxes required to be filed by it and has timely paid all Other Taxes required to be paid by it. No Contributor has requested any extension of time or agreed to any extension of the applicable statue of limitations within which to file any pending Tax Return relating to Other Taxes. Except as may be set forth in Schedule 2.11 to the Disclosure Schedule, none of the Tax Returns relating to Other Taxes filed by the Contributor is the subject of a pending or ongoing audit, and no federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against a Property or the Colocation Business.

2.12 Litigation. Except as set forth in Schedule 2.12 to the Disclosure Schedule, there is no Action, litigation, claim or other proceeding, either judicial or administrative (including, without limitation, any governmental action or proceeding), pending or, to the Contributors’ Knowledge, threatened in the last twelve months, against the Property, the Property Interest, any Contributor, or the Contributed Assets or that would reasonably be expected to adversely affect any Contributor’s ability to consummate the transactions contemplated hereby. No Contributor is bound by any outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration against or affecting all or any portion of its Property Interests or the Contributed Assets, which in any such case would impair the Contributor ability to enter into and perform all of its obligations under the Agreement or would have a Material Adverse Effect.

2.13 Compliance With Laws. In connection with the operation of the Properties or the Colocation Business, except as set forth in Schedule 2.13 to the Disclosure Schedule, to the Contributors’ Knowledge, the Properties and the Colocation Business have been maintained or operated and on the date hereof are, and as of the Closing Date will be, in compliance in all material respects with all applicable laws, ordinances, rules, regulations, codes, orders and statutes (including, without limitation, those currently relating to fire safety, conservation, parking, Americans with Disabilities Act, zoning and building laws) whether federal, state or local, foreign. Compliance with Environmental Laws is not addressed by this Section 2.13, but rather solely by Section 2.17.

2.14 Eminent Domain. Except as set forth in Schedule 2.14 to the Disclosure Schedule, there is no existing or, to the Contributors’ Knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, in respect of all or any material portion of the Properties.

2.15 Licenses and Permits. Except as set forth in Schedule 2.15 to the Disclosure Schedule, to the Contributors’ Knowledge, all notices, licenses, permits, certificates (including certificates of occupancy), rights, privileges, franchises and authority required in connection with the construction, use, occupancy, management, leasing and operation of the Properties or the Colocation Business have been obtained and are in full force and effect, are in good standing, except for those licenses, permits and certificates, the failure of which to obtain or maintain in good standing, would not have a Material Adverse Effect on any Property.

Exhibit C-8

2.16 Real Property.

(a) None of the Contributors, nor, except as set forth in Schedule 2.16(a) to the Disclosure Schedule, any other party to any material agreement affecting the Properties, has given to the Contributor or, to the Contributors’ Knowledge, received any notice of any uncured default with respect to any material agreement affecting the Properties which would have a material adverse effect on one or more Properties, and, no event has occurred or, to the Contributors’ Knowledge, is threatened, which through the passage of time or the giving of notice, or both, would constitute a default thereunder which would have a material adverse effect on one or more Properties or would cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any Property, except for Permitted Liens. To the Contributors’ Knowledge, such agreements are valid and binding and in full force and effect, have not been amended, modified or supplemented since such time as such agreements were made available to the Operating Partnership, except for such amendments, modifications and supplements delivered or made available to the Operating Partnership.

(b) To the Contributors’ Knowledge, except as set forth in Schedule 2.16(b) to the Disclosure Schedule, each Contributor owns fee title to the applicable Property as described in the Preliminary Title Reports and has insurable fee simple title to such Property.

2.17 Environmental Compliance. To the Contributors’ Knowledge, except as may be disclosed in Schedule 2.17 to the Disclosure Schedule or the environmental reports listed therein (the “Environmental Reports”) (true and correct copies of which have been made available to the Operating Partnership), the Properties are currently in compliance with all Environmental Laws and Environmental Permits. No Contributor has received any notice from the United States Environmental Protection Agency or any other federal, state, county or municipal entity or agency that regulates Hazardous Materials or public health risks or other environmental matters or any other private party or Person claiming any violation of, or requiring compliance with, any Environmental Laws or Environmental Permits or demanding payment or contribution for any Release or other environmental damage in, on, under, or upon any of the Properties. No investigation or litigation with respect to Hazardous Materials located in, on, under or upon any of the Properties is pending or, to the Contributors’ Knowledge, has been threatened in the last twelve months by any Governmental Entity or any third party. To the Contributors’ Knowledge, except as may be disclosed in Schedule 2.17 to the Disclosure Schedule or the Environmental Reports, no environmental conditions exist at, on, under, upon or affecting the Properties or any portion thereof that would reasonably be likely to result in any material claim, liability or obligation under any Environmental Laws or Environmental Permit or any material claim by any third party.

2.18 Trademarks and Tradenames; Proprietary Rights.

(a) There are no actions or other judicial or administrative proceedings against the Contributor, or the Properties pending or, to the Contributors’ Knowledge, threatened in the last twelve months, that concern any copyrights, copyright application, trademarks, trademark registrations, trade names, service marks, service mark registrations, trade names and trade name registrations or any trade secrets being transferred to the Operating Partnership hereunder (the “Proprietary Rights”) and that, if adversely determined, would have a Material Adverse Effect. There are no patents or patent applications relating to the operations of the Properties as conducted prior to the Closing.

(b) To the Contributors’ Knowledge, the current use of the Proprietary Rights does not conflict with, infringe upon or violate any copyright, trade secret, trademark or registration of any other person.

Exhibit C-9

2.19 Condition of Property. To the Contributors’ Knowledge, except as set forth in the property condition assessment reports and other similar reports prepared for the Properties and made available to the Operating Partnership in connection with the Formation Transactions, as listed in Schedule 2.19 to the Disclosure Schedule (collectively, the “Property Reports”), there is no material defect in the structural condition of any Property, the roof thereon, the improvements thereon, the structural elements thereof and the mechanical systems thereon (including, without limitation, all HVAC, plumbing, electrical, elevator, security, utility, sprinkler and safety systems), nor any material damage from casualty or other cause, nor any soil condition of any Property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, except for any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of the Property as disclosed as part of its scheduled annual maintenance and improvement program. To the Contributors’ Knowledge, except as set forth in the Preliminary Title Reports or the Property Reports, as of the date hereof, or may be disclosed in the Title Policies as of the Closing, there have been no alterations to the exteriors of any of the buildings or other improvements on any Property that would render any surveys or plans provided to the Operating Partnership in connection with the Formation Transactions materially inaccurate or otherwise reflect a material deficiency in title to such improvements.

2.20 Leases. As used herein, the term “Leases” shall include all leases, licenses, tenancies, possession agreements and occupancy agreements related to the Properties and the Colocation Business, and all references to “tenants” hereunder shall include all tenants, licensees or parties in possession under any such documents. Schedule 1.2 contains a complete and accurate list of all Leases. Each Contributor owns fee title to the applicable Property and holds the lessor’s interest under such Leases; a true and complete copy of all such Leases have been made available to the Operating Partnership; to the Contributors’ Knowledge, such Leases are in full force and effect, except as indicated otherwise in Schedule 2.20 to the Disclosure Schedule, the rent roll delivered to the Operating Partnership on the date hereof or in any estoppel certificate delivered to the Operating Partnership prior to the Closing; no Contributor, as lessor under such Leases, has received any notice that it is in default of any of its obligations under such Leases beyond any applicable grace period which has not been cured; to the Contributors’ Knowledge, except as set forth in Schedule 2.20 to the Disclosure Schedule or the rent roll delivered to the Operating Partnership on the date hereof, no tenant is in default under any Lease. To the Contributors’ Knowledge, all material obligations of the lessor under the Leases that have accrued to the date hereof have been performed or satisfied. To the Contributors’ Knowledge, no tenants under any of the Leases is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings.

2.21 Tangible Personal Property. The Contributors owns or leases all of the tangible personal property constituting “Fixtures and Personal Property” (as defined below) which is used in and necessary to the operation of each of the Properties. “Fixtures and Personal Property” shall mean all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal property used in connection with the operation or maintenance of the Properties and the Colocation Business; excluding, however, all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal property owned by tenants, subtenants, guests, invitees, employees, easement holders, service contractors and other Persons who own any such property located on the Properties. Except as set forth in Schedule 2.21 to the Disclosure Schedule, to the Contributors’ Knowledge, such Fixtures and Personal Property are free and clear of all Liens, other than Liens pursuant to the agreements pursuant to which such Fixtures and Personal Property are leased and Permitted Liens. In addition, Schedule 2.21 lists all Fixtures and Personal Property related to the Colocation Business.

2.22 Service Contracts. Except as set forth in Schedule 2.22 to the Disclosure Schedule, there are no service or maintenance contracts affecting any Property which are not cancelable

Exhibit C-10

upon thirty (30) days notice or less or which are for a contract amount greater than $100,000 per annum; true and correct copies of the service, equipment, franchise, operating, management, parking, supply, utility and maintenance agreements relating to any Property (the “Service Contracts”) have been made available to the Operating Partnership and the same are in full force and effect and have not been modified or amended except in the ordinary course of the applicable Contributor’s business. To the Contributors’ Knowledge, no material event of default exists (which remains uncured) under any of the Service Contracts.

2.23 Employees. eXchange employs no individuals in connection with its business. The transaction contemplated by the Agreement will not result in any liability with respect to labor and employment matters.

2.24 Existing Loans. Schedule 2.24 to the Disclosure Schedule and/or the Preliminary Title Reports list all secured loans presently encumbering the Properties, and any unsecured loans to be assumed by the Operating Partnership or any subsidiary of the Operating Partnership at Closing and the respective balance of such loans as of the date the Agreement. To the Contributors’ Knowledge, the Existing Loan Documents are in full force and effect as of the date hereof. To the Contributors’ Knowledge, no event of default or event that with the passage of time or giving of notice or both would constitute a material event of default has occurred as of the date hereof under any of the Existing Loan Documents. True and correct copies of the existing Loan Documents have been made available to the Operating Partnership.

2.25 Real Property Taxes; Zoning. No Contributor (nor its affiliates) has received any notification of any material new or increased general or special tax assessments for any of the Properties except as may be disclosed in the Preliminary Title Reports, as of the date hereof, or as may be disclosed in the Title Policies as of the Closing. Except as set forth in Schedule 2.25 to the Disclosure Schedule, each of the Properties is assessed for real property tax through one tax bill and each Property is comprised of one or more independent tax lots. The Contributor has not received any written notice (which remains uncured) from any governmental authority stating that any of the Properties is currently violating any zoning, land use or other similar rules or ordinances in any material respect.

2.26 Insurance. Each Contributor currently has in place public liability, casualty and other insurance coverage with reputable insurance companies with respect to its Property or the Colocation Business, as the case may be, in customary amounts for projects similar to the Properties in the markets in which such Properties are located, and in all cases substantially in compliance with the existing financing arrangements. To the Contributors’ Knowledge, each of such policies is in full force and effect, and all premiums due and payable thereunder have been fully paid when due. No written notice of cancellation, default or non-renewal has been received or to the Contributors’ Knowledge threatened with respect thereto.

2.27 Utilities. Except as set forth in Schedule 2.27 to the Disclosure Schedule, all public utilities, including telephone, gas, electric power, sanitary and storm sewer and water, are available for connection at the boundaries of the Properties; such utilities are adequate for the current use of the Properties; and the means of ingress and egress, parking, access to public streets and drainage facilities are adequate for the current use of the Properties.

2.28 Exclusive Representations. Except as set forth above in this Exhibit C, the Contributors makes no representation or warranty of any kind, express or implied, in connection with all or any of the Property, or the Contributed Assets, and the Operating Partnership acknowledges that it has not relied upon any other such representation or warranty. Except as set forth in Section 3.2(e), each Contributor acknowledges that no representation or warranty has been made by the Company or the

Exhibit C-11

Operating Partnership with respect to the legal and tax consequences of the transfer of the Contributor’s Property Interests, the Contributed Assets, the Assumed Liabilities and the Assumed Agreements to the Operating Partnership and the receipt of Partnership Units and the Total Consideration, as consideration therefor. Each Contributor further represents and warrants that it has not relied on the Operating Partnership or its affiliates, representatives, counsel or other advisors and its respective representatives for legal or tax advice and each Contributor acknowledges that it has not relied upon any other such representation or warranty with respect to legal and tax matters.

ARTICLE 3 — INDEMNIFICATION

3.1 Survival Of Representations And Warranties; Remedy For Breach.

(a) Subject to Section 3.7 of this Exhibit C, all representations and warranties contained in this Exhibit C (as qualified by the Disclosure Schedule) or in any Schedule or certificate delivered pursuant hereto shall survive the Closing.

(b) Notwithstanding anything to the contrary in the Agreement or this Exhibit C, following the Closing and issuance of Partnership Units to the Contributors, the Contributors shall not be liable under this Exhibit C or the Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties, covenants (other than Section 4.1(d) of the Agreement) and obligations contained in this Exhibit C or the Agreement, or in any agreement, Schedule, Exhibit, certificate or affidavit delivered by it pursuant thereto (other than the Registration Rights Agreement, the OP Agreement and the Management Agreement), other than pursuant to the succeeding provisions of this Article 3, which except as provided in Sections 1.12 and 6.13 of the Agreement, shall be the sole and exclusive remedy with respect thereto. In furtherance of the foregoing provision relating to exclusive remedy, the Operating Partnership hereby expressly waives any rights or claims it may have to pursue any other remedy following the Closing and issuance of Partnership Units to the Contributors, except as provided in Sections 1.12, 4.1(d) and 6.13 of the Agreement, whether under statute or common law against any Contributor or any of its affiliates including, without limitation, any rights arising under any Environmental Law. In no event shall the constituent members, partners, employees, officers, directors of any Contributor be liable for monetary damages (or otherwise) for any breach of any of the representations, warranties, covenants and obligations contained in this Exhibit C or the Agreement, or in any agreement, Schedule, Exhibit, certificate or affidavit delivered by it pursuant thereto (other than the Registration Rights Agreement, the OP Agreement and the Management Agreement).

3.2 General Indemnification.

(a) The Contributors shall, jointly and severally, indemnify and hold harmless the Operating Partnership, the Company and each of their respective directors, officers, employees, agents, representatives and affiliates (other than the Contributors) (each of which is an “Indemnified Party”) from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds (collectively, “Losses”), asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of the Contributors contained in this Agreement from and after the Closing Date (as qualified by all items set forth in the Disclosure Schedule and including, without limitation, this Exhibit C, or in any agreement, Schedule, Exhibit, certificate or affidavit delivered by it pursuant thereto (other than the Registration Rights Agreement, the OP Agreement and the Management Agreement)). In no event shall “Losses” include any claims, losses, damages, liabilities or expenses incurred by any Indemnified Party as a result of any violation of securities laws, rules or regulations to the extent caused by any untrue statement or alleged

Exhibit C-12

untrue statement of a material fact or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Operating Partnership or the Company by any party other than any Contributor and its agents and representatives expressly for inclusion in any registration statement, prospectus or preliminary prospectus.

(b) The Contributors shall also indemnify and hold harmless the Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of all fees and expenses of the Contributors in connection with the transactions contemplated by this Agreement, except as provided in Sections 1.13(d), 1.14(d) and 2.4.

(c) With respect to any claim of an Indemnified Party pursuant to this Section 3.2, to the extent available, the Operating Partnership agrees to use diligent good faith efforts to pursue and collect any and all available proceeds under any insurance policy which covers the matter which is the subject of the indemnification prior to seeking indemnification from the Contributors until all proceeds, if any, to which the Operating Partnership or the Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that the Operating Partnership may make a claim under this Section 3.2 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by the Contributors for the benefit of any Indemnified Party, then the Indemnified Party shall reimburse the Contributors in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 3.6(a) up to the amount actually paid by the Contributors to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by the Contributors with respect to insurance coverage disputes shall constitute Losses paid by the Contributors for purposes of this Section 3.2(a)).

3.3 Pledge Agreement. Each Contributor shall execute a Pledge Agreement (in the form of Exhibit H to the Agreement) pursuant to which such Contributor’s indemnity contained in this Article III shall be secured by a pledge of Partnership Units.

3.4 Agent for Pledgees.

(a) Each Indemnified Party by accepting the benefits of the Agreement hereby designates and appoints the Operating Partnership as its agent under the Pledge Agreement, and each Indemnified Party hereby irrevocably authorizes the Operating Partnership to take such action or to refrain from taking such action on its behalf under the provisions of the Pledge Agreement and to exercise such powers as are set forth therein, together with such other powers as are reasonably incidental thereto. The Operating Partnership is authorized and empowered to amend, modify or waive any provisions of the Pledge Agreement on behalf of the Indemnified Parties. The Operating Partnership agrees to act as such on the express conditions contained in this Section 3.4. The provisions of this Section 3.4 are solely for the benefit of the Operating Partnership and the Indemnified Parties and no Contributor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under the Pledge Agreement, the Operating Partnership shall act solely as an administrative representative of the Indemnified Parties and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Indemnified Parties, by or through its agents or employees.

(b) The Operating Partnership shall have no duties, obligations or responsibilities to the Indemnified Parties except those expressly set forth in this Section 3.4 or in the Pledge Agreement.

Exhibit C-13

Neither the Operating Partnership nor any of its officers, directors, employees or agents shall be liable to any Indemnified Party for any action taken or omitted by them under this Section 3.4 or under the Pledge Agreement, or in connection with this Section 3.4 or the Pledge Agreement, except that the Operating Partnership shall be obligated on the terms set forth in this Section 3.4 for performance of its express obligations under the Pledge Agreement. In performing its functions and duties under the Pledge Agreement, the Operating Partnership shall exercise the same care which it would exercise in dealing with a security interest in collateral held for its own account, but the Operating Partnership shall not be responsible to any Indemnified Party for any recitals, statements, representations or warranties in the Pledge Agreement or for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of the Pledge Agreement or the Collateral or the transactions contemplated thereby. The Operating Partnership shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Pledge Agreement.

(c) The Operating Partnership shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Section 3.4 and the Pledge Agreement and its duties under this Section 3.4 or the Pledge Agreement, upon advice of counsel selected by it. The Operating Partnership shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Operating Partnership in its sole discretion.

(d) Each Indemnified Party shall, jointly and severally, reimburse and indemnify the Operating Partnership and its directors, officers, employees and agents for any damage, expense, loss, cost, claim or liability which may be imposed on, incurred by, or asserted against the Operating Partnership or such other persons in any way relating to or arising out of this Section 3.4 or the Pledge Agreement or any action taken or omitted by the Operating Partnership or such other persons under this Section 3.4 or the Pledge Agreement. The obligations of the Indemnified Parties under this Section 3.4(d) shall survive the termination of this Agreement and the Pledge Agreement.

3.5 Notice and Defense of Claims. Subject to Section 4.4 of the Agreement, as soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Article 3, the Indemnified Party shall give notice thereof to the Contributors, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 3.6 hereof; provided that failure to give notice to the Contributors will not relieve it from any liability which it may have to any Indemnified Party, unless it did not learn of such claim and such failure results in the forfeiture by the Contributors of substantial rights and defenses. The Indemnified Party may at its option demand indemnity under this Article 3 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to the Contributors. The Indemnified Party shall permit the Contributors, at the Contributors’ option and expense, to assume the defense of any such claim by counsel selected by the Contributors and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; PROVIDED, HOWEVER, that the Indemnified Party may at all times participate in such defense at its expense; and PROVIDED FURTHER, HOWEVER, that Contributors shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid in full by the Contributors. If the

Exhibit C-14

Contributors shall fail to undertake such defense within thirty (30) days after such notice, or within such shorter time as may be reasonable under the circumstances or as required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of Contributors at the Contributors’ sole cost and expense; PROVIDED, HOWEVER, that the Contributors will not be obligated to indemnify the Indemnified Parties for any compromise or settlement entered into without the Contributors’ prior written consent, which consent shall not be unreasonably withheld or delayed.

3.6 Limitations on Indemnification Under Section 3.2(a).

(a) The Contributors shall not be liable under Section 3.2 (a) hereof unless and until the total amount recoverable by the Indemnified Parties from the Contributors under Section 3.2(a) exceeds One Hundred Fifty Thousand Dollars ($150,000), in the aggregate; PROVIDED, HOWEVER, that claims for Losses arising out of a breach of representations or warranties contained in Sections 2.1, 2.2, 2.6, 2.7, and 2.9 hereof shall not be subject to such deductible amount but shall be recoverable from the first dollar of Losses.

(b) Notwithstanding anything contained herein to the contrary, the maximum liability of the Contributors in the aggregate under Section 3.2(a) hereof shall not exceed Five Million Dollars ($5,000,000), PROVIDED, HOWEVER, that this limitation shall not apply to claims for Losses arising out of a breach of the covenant contained in Section 4.1(d). Notwithstanding anything contained herein to the contrary, the Indemnified Parties shall look, first to available insurance proceeds pursuant to Section 3.2(c) above, and then to the Contributors’ Partnership Units pledged pursuant to the Pledge Agreement, for indemnification under this Article 3, valuing such Partnership Units based upon the initial public offering price of the Common Stock (and agree to treat any return of Partnership Units as an adjustment to the consideration delivered to the Contributors pursuant to the Formation Transactions). Other than with respect to a claim for indemnification with respect to the Holdback Units pursuant to Section 1.12 of the Agreement, following the Closing and the issuance of Partnership Units to a Contributor, no Indemnified Party shall have recourse to any other assets of such Contributor other than the Partnership Units pledged by such Contributor pursuant to the Pledge Agreement. Notwithstanding anything to the contrary in this Agreement, no Contributor shall be liable to the Indemnified Parties for any indirect, special or consequential damages, loss of profits, taxes relating to tax years beginning on or after the closing of the Formation Transactions, loss of value or other similar speculative damages asserted or claimed by the Indemnified Parties.

3.7 Limitation Period.

(a) Notwithstanding the foregoing, any claim for indemnification under Section 3.2(a) hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefore on or prior to February 15, 2006, PROVIDED, HOWEVER, that the representation and warranty contained in Section 2.4 and 2.16(b) shall not survive Closing, and no claims for Losses arising out of a breach of the representation and warranty contained in Section 2.4 or 2.16(b) may be brought after the Closing.

(b) Subject to Section 3.7(a), if asserted in writing on or prior to February 15, 2006, any claims (other than claims under Section 2.4 and 2.16(b)) for indemnification pursuant to Section 3.2(a) shall survive until resolved by mutual agreement between each Contributor and the Indemnified Party or determination pursuant to Section 6.14 of the Agreement, and any claim for indemnification pursuant to Section 3.2(a) not so asserted in writing on or prior to February 15, 2006 shall not thereafter be asserted and shall forever be waived.

Exhibit C-15

EXHIBIT D

TO

CONTRIBUTION AGREEMENT

TOTAL CONSIDERATION

Total Consideration pursuant to Section 1.6 of the Agreement shall be $15,000,000 in cash plus the number of Partnership Units for each Property set forth below (reduced by any adjustments to the Total Consideration pursuant to the Agreement):

200 Paul Avenue—2,931,213 Partnership Units.

1100 Space Park Drive—732,453 Partnership Units.

provided that, (i) to the extent that the Operating Partnership incurs any Excess Assumption Fees with respect to the Greenwich Loan, the number of Partnership Units for the 200 Paul Avenue Property shall be reduced by the number of Partnership Units equal to such Excess Assumption Fees divided by Twenty Dollars ($20.00), rounded down to the nearest whole Partnership Unit, (ii) to the extent that the Operating Partnership incurs any Excess Assumption Fees with respect to the BoW Loan, the number of Partnership Units for the 1100 Space Park Drive Property shall be reduced by the number of Partnership Units equal to such Excess Assumption Fees divided by Twenty Dollars ($20.00), rounded down to the nearest whole Partnership Unit, and (iii) to the extent that, on the Determination Date, the Operating Partnership’s good faith determination of the outstanding principal balance of existing indebtedness to be outstanding immediately prior to the Closing Date with respect to any Property is greater than or less than the amount set forth for such Property below, the number of Partnership Units for such Property shall be decreased or increased, as the case may be, by the number of Partnership Units equal to such increase or decrease in existing indebtedness divided by Twenty Dollars ($20.00), rounded down to the nearest whole Partnership Unit:

200 Paul Avenue—$47,213,688.

1100 Space Park Drive—$15,982,678.

With respect to this Exhibit D, the “Determination Date” shall mean a date, designated by the Operating Partnership, no more than five business days nor less than one business day prior to the “Subject to Completion Date” date set forth on the preliminary prospectus printed and distributed to potential investors in connection with the marketing of the Public Offering, provided, however, that if a subsequent preliminary prospectus is thereafter printed and recirculated to potential investors, then the Determination Date shall mean the date of such subsequent preliminary prospectus.

THE CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING PURSUANT TO THIS EXHIBIT D SHALL BE PERFORMED IN GOOD FAITH BY THE OPERATING PARTNERSHIP AND IN ACCORDANCE WITH THE CONTRIBUTION AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, EACH CONTRIBUTOR AGREES THAT THE CALCULATION OF TOTAL CONSIDERATION DELIVERABLE AT CLOSING SHALL BE FINAL AND BINDING UPON SUCH CONTRIBUTOR, ABSENT MANIFEST ERROR. SUCH CONTRIBUTOR SHALL NOTIFY THE OPERATING PARTNERSHIP IN WRITING OF ANY ALLEGED MANIFEST ERROR WITHIN 48 HOURS OF RECEIPT OF THE OPERATING PARTNERSHIP’S CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING. EACH CONTRIBUTOR HEREBY

Exhibit D-1

IRREVOCABLY WAIVES ANY AND ALL CLAIMS RELATING TO THE CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING, OTHER THAN AS SPECIFIED IN SUCH NOTICE SETTING FORTH THE ALLEGED MANIFEST ERROR.

Attached hereto as Schedule 1 to this Exhibit D is a copy of the definitive form of Exhibit A to the Contribution Agreement, dated as of the date hereof, between the Operating Partnership and Global Innovation Partners, LLC.

Exhibit D-2

EXHIBIT E

TO

CONTRIBUTION AGREEMENT

FORM OF TENANT NOTICE

[Date]

BY CERTIFIED MAIL

[Name]

[Address]

Re:	Property Address

City, State

Dear [Tenant/Licensee]:

Please be advised that the premises of which you are a [tenant/licensee] at the above referenced property, and the [landlord’s/licensor’s] interest in your [lease/license], were contributed on [Date], to [Digital Realty Trust, L.P., a Maryland limited Partnership / subsidiary entity, as applicable] (“Owner”). [A security deposit in the amount of $                     was transferred to Owner.] All payments, rent and otherwise, should be made payable to:                      and directed to:

[Digital Realty Trust, L.P., a Maryland limited Partnership / subsidiary entity, as applicable]

c/o

Attention:

[address]

Any notices, required to be sent pursuant to your [lease/license], and any inquiries or concerns should be sent and/or directed to:

[Digital Realty Trust, L.P., a Maryland limited Partnership / subsidiary entity, as applicable]

c/o

Attention:

[address]

Very truly yours,

[LANDLORD/LICENSOR]

By:

[DIGITAL REALTY TRUST, L.P. / SUBSIDIARY ENTITY]

By:

Exhibit E-1

EXHIBIT F

TO

CONTRIBUTION AGREEMENT

MANAGEMENT AGREEMENT

(Attached.)

Exhibit F-1

PROPERTY MANAGEMENT AGREEMENT

by and between

[                                    ]

(“Owner”)

and

[                                         ]

(“Property Manager”)

Dated:

PROPERTY MANAGEMENT AGREEMENT

This Property Management Agreement (“Agreement”) is made as of                     , 2004 (“Effective Date”), by and between                         , a                              (“Owner”), and                          (“Property Manager”).

RECITALS

A. Owner is the owner of that certain commercial property described in Exhibit A attached hereto (the “Property”). The Property is commonly known as                              (“Property”). As used herein, the term “Property” shall include all of the assets relating to the operation of the “Colocation Business” (as such term is defined in that certain Contribution Agreement, dated as of July         , 2004, among Owner, San Francisco Wave eXchange, LLC, Santa Clara Wave eXchange, LLC and eXchange colocation, LLC.

B. Property Manager is experienced in the management, operation and supervision of similar commercial properties in the geographic area where the Property is located.

C. The parties desire to set forth in this Agreement the terms and conditions under which Property Manager shall act as manager of the Property.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, Owner and Property Manager agree as follows:

ARTICLE 1 DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1:

        1.1.1 Affiliate: The term “Affiliate” shall mean:

(a) When used with reference to an individual, the spouse, parents and grandparents of such individual, the spouse, parents and grandparents of any other individual who is an Affiliate of such individual by virtue of any other provision of this Section 1.1.1, any descendant (whether natural or adopted) of any such spouse, parents or grandparents, and any spouse of any such descendant;

(b) When used with reference to a partnership, any partner thereof, and

(c) When used with reference to a corporation, (i) any officer or director of the corporation or (ii) any beneficial owner, whether direct or indirect, of more than ten percent (10%) of any class of equity security (as defined in the Securities Exchange Act of 1934) of the corporation. If the beneficial owner is a partnership or trust, any partner or trustee thereof, as applicable, also shall be deemed a beneficial owner. If the beneficial owner is a corporation, any officer or director thereof and any person or entity controlling, controlled by or under common control with the corporation also shall be deemed a beneficial owner.

For the purpose of this definition, “control” (including the correlative meanings of the terms “controlling,” “controlled by” and “under common control with”) shall mean the power to direct or cause the direction of management, policies or operations, whether through the ownership of voting securities, by contract or otherwise, and whether direct or indirect.

        1.1.2 Approved Operating Budget. “Approved Operating Budget” shall have the meaning set forth in Section 2.2.2.

        1.1.3 Approved Capital Budget. “Approved Capital Budget” shall have the meaning set forth in Section 2.2.2.

        1.1.4 Gross Monthly Collections. The term “Gross Monthly Collections” shall mean the total gross monthly collections and revenues received from the Property, including without limitation, base rents, parking revenue, percentage rents and reimbursements or direct payments of taxes, insurance or other charges for which a tenant is liable under its lease; provided, however, that any payment of money by a tenant to Owner or Property Manager in consideration for or in conjunction with a security, rental or other deposit (unless and until actually applied as rent), property insurance loss proceeds, remodeling and above-standard tenant improvement costs (either in the form of an allowance or direct tenant improvement costs) amortized into rent, condemnation proceeds or proceeds received by Owner in connection with the sale of any portion of the Property or the refinancing of any indebtedness secured by a lien on any portion of the Property shall not be included in the Gross Monthly Collections. Any advance rental payments (not to exceed 60 days in advance of their due date, unless otherwise approved in writing by Manager) shall be included in Gross Monthly Collections when received.

        1.1.5 Guidelines: The term “Guidelines” shall mean [Owner’s Delegation and Approval Authority Guidelines (Real Estate Equity Investments), as amended from time to time.]

[1.1.6 Manager: The term “Manager” shall mean the manager of Owner and any additional or successor manager appointed pursuant to the Operating Agreement of Owner. Effective as of the date hereof,                                         , is the Manager.]

        1.1.7 Property: The term “Property” shall mean that certain commercial real property described in Recital paragraph A, together with the assets of the Colocation Business referred to in Recital A.

        1.1.8 Records Office. The term “Records Office” shall mean Property Manager’s offices located at the Property and/or the Manager’s corporate office.

1.2 Additional Defined Terms. Initial-capitalized terms not defined in Section 1.1 shall have the meanings otherwise ascribed to them in this Agreement.

ARTICLE 2 APPOINTMENT AND SERVICES OF PROPERTY MANAGER.

2.1 Appointment; Term.

        (a) Subject to all the terms and conditions of this Agreement (including, without limitation, Section 10.1 below), Property Manager shall be the manager of the Property for a term beginning on the Effective Date and ending on the last day of the month in which the first (1st) anniversary of the Effective Date occurs (the “Expiration Date”); provided, however, that following the Expiration Date, this Agreement, if not extended in writing by Owner and Property Manager prior to the Expiration Date, shall be deemed a month-to-month agreement terminable by either party in accordance with Article 10. The period during which this Agreement is in effect is referred to hereafter as the “Term.”

2.2 Services of Property Manager. Subject to the provisions of Section 2.2.16, Property Manager shall use commercially reasonable efforts to direct, supervise, manage, operate, maintain and repair the Property on as profitable a basis as possible and develop, institute and follow programs and policies to facilitate the efficient operation of the Property and, subject to Section 11.14, in compliance with this Agreement, the Guidelines and all directions of Owner (acting through Manager). Property Manager acknowledges and agrees that it shall be the role and duty of Property Manager to generally supervise the operation and management of the Property. Property Manager further acknowledges and agrees that Owner (acting through Manager) shall set reasonable policy and establish objectives with respect to management of the Property, and Property Manager shall, subject to Section 11.14, perform all services under this Agreement in accordance with such reasonable policies and objectives. Owner may delegate any approval rights under this Agreement to Manager. Unless specifically provided to the contrary in this Agreement, all actions taken or decisions made by Manager shall be deemed to be taken or made on behalf of Owner.

Subject to the provisions of Section 2.2.16, without limiting the generality of the foregoing provisions of this Section 2.2. Property Manager shall do all of the following:

        2.2.1 Employees. Property Manager shall select, employ, pay, supervise and discharge all employees and personnel necessary for the operation, maintenance and protection of the Property (subject to the limitations set forth in Section 4.1); provided, however, that if so required by Manager, any and/or all of such employees or all persons so employed by Property Manager shall be employees or independent contractors of Property Manager and not of Owner. Property Manager shall comply with all applicable laws, rules and regulations concerning worker’s compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer/employee-related subjects. Property Manager shall comply with all provisions of Section 11.18 of this Agreement. Property Manager shall also comply with Owner’s Responsible Contractor Program Policy dated August 12, 1998 (a copy of which is attached hereto as Exhibit B) (the “Program”), as the Program may be amended from time to time. Property Manager acknowledges that it has received a copy of the Program, which is incorporated herein by this reference.

        2.2.2 Records and Budgets. Property Manager shall keep or cause to be kept at the Records Office books of control and account as provided in this Agreement. Property Manager shall prepare and submit to Owner such monthly, quarterly, annual or other operating and capital budgets for the Property as may be reasonably requested by Owner. Without limiting the generality of the foregoing, Property Manager shall prepare and submit to Manager a proposed annual operating budget and a proposed annual capital budget for the management and operation of the Property no later than October 1 of each year during the Term for Owner’s following fiscal year. Owner’s fiscal year commences on January 1 and ends on December 31. The proposed annual operating and capital budgets shall be in a form provided by Owner and otherwise reasonably approved by Owner (hereinafter referred to as the “Approved Operating Budget” and “Approved Capital Budget”, respectively). Owner will review the proposed budgets and if Owner considers them acceptable, will so notify Property Manager. If Owner considers any proposed budget unacceptable, Owner shall specify to Property Manager in writing the reason(s) therefor, and Property Manager shall revise and resubmit the budget until it is accepted by Owner. Notwithstanding the foregoing, if the proposed annual operating and capital budgets for any fiscal year reflects a material adverse variance of 3.0% or more from the amount of net operating income anticipated to be received from the Property during such fiscal year (based upon the greater of (i) the actual net operating income received from the Property in the prior fiscal year, or (ii) the budgeted net operating income for the Property, as reflected in the Approved Operating Budget and Approved Capital Budget for the prior fiscal year), then Property Manager shall promptly notify Owner of such variance. Property Manager shall use reasonable efforts to complete reconciliation of (A) actual operating expenses and real property taxes for the Property allocable to each calendar year with (B) the estimated operating expenses and real property taxes for such calendar year utilized in billing tenants for their proportionate share of excess operating expenses and real property taxes allocable to such calendar year within seventy-five (75) days following such calendar year.

In the event an annual operating budget for the Property has not been approved by Owner prior to the commencement of any fiscal year during the Term, the operating budget for each calendar month (“Current Month”) until the annual, operating budget is approved shall be the amount of the most recent Approved Operating Budget for the Property for the same calendar month (“Base Month”) in the prior fiscal year, as adjusted to reflect (a) any increase or decrease between the Base Month and the Current Month in an applicable Consumer Price Index for (base year 1982-84=100) published by the United States Department of Labor, Bureau of Labor Statistics selected by Manager and (b) the increase or decrease in those “variable” items within the most recent Approved Operating Budget for the Property which are affected by any increase or decrease in the occupancy of the Property between the Base Month and the Current Month (e.g. electricity, water and other utilities). Property Manager shall submit such adjusted monthly operating budget to Owner for review not more than ten days before the first day of the month for which it is proposed, and such budget, after approval by Owner, shall be deemed an “Approved Operating Budget” for purposes of this Agreement.

Property Manager shall have the right from time to time to submit proposed revised budgets to Owner, and Owner shall determine whether or not such revised budgets should be approved. Property Manager shall use diligence and all reasonable efforts to prevent the actual costs of maintaining and operating the Property from exceeding the Approved Operating and Capital Budgets.

All budgets shall be effective only when approved by Owner. Owner may revoke its approval of any budget at any time provided that Owner supplies Property Manager with an Owner-approved budget to replace such revoked budget. Owner may amend its approval of any budget and require the budget to be amended to conform to such approval at any time and, in such event, only the budget as so amended shall be deemed approved. Property Manager shall take such action as is necessary to implement any newly approved or amended budget as quickly as reasonably possible, but in any event within thirty (30) days after receipt of any such newly approved or amended budget. After revoking or amending an Approved Budget, Owner shall have the right to require Property Manager to terminate any agreements or void any actions which are no longer consistent with an Approved Budget, provided that Owner bears the expense and liability (if any) of terminating any agreements which are not terminable on thirty (30) days notice (or less).

2.2.3 Leasing. Property Manager shall assist in coordinating the leasing activities of the Property and shall refer all offers and inquiries with respect to leasing space in the Property to Manager.

2.2.4 Rent. Property Manager shall use reasonable efforts to (a) assure that all rents and other monies (including billings resulting from tenant participation in operating expenses, taxes and common area maintenance charges) payable under the leases are paid by tenants of the Property, either to Property Manager directly or to the

Property Lockbox Account (as defined in Section 7.1), as and when such amounts become due and payable, (b) adjust rentals and other required payments where adjustment is contemplated by the applicable leases, (c) notify Owner and tenants of such adjustments and (d) sign and serve (except as limited by Section 2.2.5 below) in the name of Owner such notices, including without limitation, letters demanding past due and currently owing rents and other monies, as are consistent with Owner’s procedures. Property Manager shall identify and collect any additional income due Owner from tenants or the public, including, without limitation, parking, tenant storage and retail income, if any. All monies so collected shall be deposited immediately in the Property Lockbox Account.

2.2.5 Collections. Property Manager shall undertake the periodic billing of rents and monetary payments due from tenants of the Property, and thereafter shall use reasonable efforts to pursue collection of all such rents and other payments. Property Manager shall not terminate any lease, lock out any tenant, institute any suit for rent or for use and occupancy, provide notice by legal service to pay rent or quit or institute proceedings for recovery of possession without the prior approval of Owner. Only legal counsel designated or approved by Owner shall be retained in connection with any such suit or proceeding, and Property Manager upon request shall recommend legal counsel and furnish Owner with the estimated costs of legal services to be incurred in bringing such suit or proceeding. In the event any tenant of the Property is delinquent in any payment due to Owner or is otherwise in material default under the terms of its lease for a period of more than thirty (30) days, Property Manager shall immediately notify Owner and Owner shall have the right, but not the obligation, to contact the tenant directly with respect to the delinquency or default.

2.2.6 Maintenance.

(a) Property Manager shall exercise reasonable efforts to maintain or cause to be maintained (to the extent not maintained by tenants) the Property and common areas thereof, external and internal, in good and clean condition and repair as a first-class commercial office building project, consistent with Institutional Owner Practices (defined below), including without limitation, all sidewalks, signs, mechanical, electrical and other systems, parking lots and landscaping; provided, however, that no maintenance expenses, repairs, alterations or other discretionary expenditures which exceed Five Thousand Dollars ($5,000.00) in cost and which are not specifically identified in the Approved Operating Budget shall be incurred or undertaken without the prior consent of Owner or Manager. Notwithstanding the foregoing, any and all expenditures (regardless of cost and type) that constitute capital expenditures must be authorized in advance by Owner or Manager in accordance with Section 2.2.8 below. Property Manager also shall institute and effectuate a preventative maintenance program. “Institutional Owner Practices” shall mean the practices of a majority of the owners of the most highly valued institutionally owned first class investment grade office projects in the area in which the Property is located.

(b) Notwithstanding anything to the contrary in this Agreement, in the event of an emergency in which there is an immediate danger to persons or property or in which action is required in order to avoid suspension of services, Property Manager shall take such action as it believes in good faith to be reasonable and prudent under the circumstances. Property Manager shall be reimbursed promptly for any expenses so incurred in such action, even if not contained or contemplated in an Approved Operating Budget or an Approved Capital Budget so long as Property Manager makes a reasonable effort to consult with Owner in advance and, in any event, notifies Owner as soon as reasonably possible but in no event later than twenty-four (24) hours of taking such action explaining the reasons therefor.

2.2.7 Contracts. Property Manager shall not execute any contract or other agreement affecting the Property without Owner’s or Manager’s prior written consent; provided, however, that Owner’s consent shall not be required with respect to any utility or service contract which (a) is entered into in the usual course of business, (b) has a term of one year or less and (c) is specifically provided for in the Approved Operating Budget. All such utility, supply, service, vending and related contracts and equipment leases shall be in the name of Owner and executed by Property Manager as agent on behalf of Owner. Without limiting the foregoing, each contract or agreement executed by Property Manager pursuant to this Section 2.2.7 shall contain a 30-day (or shorter) cancellation clause exercisable by Property Manager or Owner without cause and without penalty or fee, unless otherwise approved in writing by Owner.

2.2.8 Operating and Capital Expenses.

(a) Property Manager shall use reasonable efforts to pay, in a commercially reasonable manner, all normal operating expenses of the Property as specifically provided in the Approved Operating Budget (and not paid directly by tenants) with funds from the Property Disbursement Account (as defined in Section 7.2).

(b) All capital expenditures without exception must be authorized in writing by Owner in advance. Property Manager shall not enter into any contract for any nonrecurring item of maintenance or repair, or incur any liability, or make any expenditure for any single operating expense item (excluding utility expenses) in excess of the Approved Operating Budget, unless the same shall have been earlier approved by the Owner by virtue of its specific inclusion in the Budget or otherwise in writing or unless Property Manager used its reasonable efforts to contact Owner to no avail and, in Manager’s opinion, using sound business judgement, the expenditure was immediately required due to an emergency situation for the preservation and safety of the Property, to avoid the suspension of any essential service to or for the Property, or to avoid danger to life or property at the Property. In such an emergency situation, Property Manager shall continuously endeavor by its reasonable efforts to inform Owner or Manager of the condition and necessity of such expenditure. Unless provided for in an

Approved Operating Budget or otherwise authorized by Owner, Property Manager is required to obtain specific approval on a case-by-case basis for expenditures as follows:

(1) Draw requests from petty cash accounts;

(2) Real estate tax consultation fees;

(3) Insurance Premium;

(4) Non-operating expenses of any nature;

(5) Capital Expenditures or Construction Expenses of any nature;

(6) Legal fees of any nature; and

(7) Promotional Costs and Miscellaneous Disbursements.

In addition, any expense or situation that arises that does not clearly fall into one of the above categories should be deemed as non-approved and will require Owner’s approval.

2.2.9 Debt Service Payments. Property Manager shall use efforts to pay monthly debt service payments no later than the due date.

2.2.10 Taxes. Property Manager shall exercise commercially reasonable efforts to obtain bills for real estate and personal property taxes, sales taxes on rental payments, improvement assessments or bonds and other like charges which are or may become liens against all or any part of the Property (collectively, “Taxes”). Unless Property Manager receives at least 35 days prior notice from Owner that Owner intends to pay such Taxes directly, Property Manager shall pay all bills for Taxes prior to delinquency. Property Manager shall keep Owner informed, or cause Owner to be informed, of any change in the amount of, or the method of calculating, real or personal property assessments or Taxes relating to the Property, and shall recommend, from time to time, the advisability of engaging an independent tax consultant for purposes of contesting either the validity or the amount thereof. Property Manager shall assist Owner in obtaining information necessary to prepare any tax returns.

2.2.11 Energy Management. Property Manager shall exercise commercially reasonable efforts to provide proper energy management and utilize utility conservation techniques.

2.2.12 Compliance with Owner’s Obligations. Property Manager shall exercise commercially reasonable efforts to operate the Property in compliance with all terms and conditions of any easement, restriction, covenant, condition and restriction, ground lease, space lease, mortgage, deed of trust or other security or comparable instrument affecting the Property, if any, of which Property Manager has actual knowledge and has received full and complete copies from or on behalf of Owner. Property Manager shall not make payments on account of any ground lease, mortgage, deed of trust or other similar security instrument affecting the Property, if any, unless such payments are specifically identified in an Approved Operating Budget or an Approved Capital Budget, or unless Property Manager is otherwise specifically instructed to do so by Owner in writing.

2.2.13 Laws, Licenses and Permits. Property Manager shall use reasonable efforts to (a) obtain, at Owner’s expense, all licenses, permits, certificates, consents, approvals or other entitlements believed by Property Manager in good faith to be required for the operation of the Property (collectively, “Licenses”) and (b) cause the Property to be operated, maintained and managed in accordance with all statutes, laws, rules, regulations, ordinances, codes and orders of any governmental or quasi-governmental body or agency, the Board of Fire Underwriters or any comparable body having jurisdiction or control with respect to the procurement, management or administration of insurance for the Property. All Licenses shall be obtained in Owner’s name whenever possible. Any Licenses obtained in the name of Property Manager shall be held on behalf of, and for the benefit of, Owner, and upon termination of this Agreement, Property Manager shall, to the extent such Licenses are transferable or assignable, transfer or assign all such Licenses (other than Property Manager’s real estate agent/broker licenses) to Owner or to such person as Owner may direct at no cost to Owner.

2.2.14 Notice and Cooperation in Legal Proceedings. Property Manager shall give prompt notice to Owner or Manager of the commencement of any action, suit or other legal proceeding (of which it has actual knowledge) against Owner, or against the Property with respect to the operations of the Property or otherwise affecting the Property. Property Manager shall fully cooperate, and shall cause all its employees to fully cooperate, in connection with the prosecution or defense of all legal proceedings affecting the Property.

2.2.15 Construction Facilitation.

(a) Property Manager shall exercise reasonable efforts to coordinate and facilitate the construction (including without limitation, all maintenance, repairs and alterations described in Section 2.2.6, capital improvement projects described in Section 2.2.8, tenant improvements, tenant refurbishments and common area refurbishments) required to be constructed by Owner after the Effective Date (collectively, “Construction Projects”) in accordance with this Section 2.2.14.

(b) Property Manager’s engagement hereunder with respect to the coordination and supervision of Construction Projects shall be governed by this Agreement. Subject to the provisions of this Section 2.2.14(b), Property Manager shall be entitled to receive the full amount of any construction management fee (a “Supervision Fee”) payable by a particular tenant in the Project with respect to the coordination and facilitation by Property Manager of any Construction Project of such tenant in the Project.

2.2.16 General. Subject to the provisions of this Agreement, Property Manager shall provide such management services as may be reasonably necessary or desirable to operate the Property in a manner at least equal to that of other properties of substantially comparable class, size and standing managed by Property Manager. Subject only to those express limitations set forth in this Agreement, Property Manager shall have control and discretion in the management and operation of the Property and in the provision of the services described in this Agreement.

2.2.17 Provision of Necessary Funds. Notwithstanding any provision of this Agreement to the contrary (a) Property Manager’s obligations under this Agreement which, by their nature, require the provision or payment of funds, fees, compensation or other payments to third party vendors, suppliers, contractors, workman and/or other parties (collectively, “Third Party Payments”) shall be conditional upon Owner providing on a timely basis adequate funds to cover all such Third Party Payments and (b) in no case shall Property Manager have any obligation to provide or cover any such Third Party Payments (or any portion thereof), and Property Manager shall have no liability whatsoever for failing to pay or cover from its own funds any such Third Party Payments.

2.2.18 Purchases. Property Manager shall supervise and purchase or arrange for the purchase of all inventories, provisions, supplies and operating equipment which are provided for in the Approved Operating Budget or otherwise specifically approved by Owner in writing. To the extent available, Property Manager shall obtain for Owner all volume purchasing benefits and discounts available to Property Manager or Owner in connection with such purchases.

2.2.19 Security. Property Manager shall use reasonable efforts to maintain or cause to be maintained a security program designed for the needs of the Property and its occupants. Property Manager shall promptly notify Owner of any material known incidents or conditions which affect or reflect upon the adequacy of the security for the Property

2.3 Protection of REIT Status. Property Manager acknowledges that Digital Realty Trust, Inc., a Maryland corporation (“DRT”) and indirect owner of Owner, intends to elect to be treated as a real estate investment trust (a “REIT”) as defined in Sections 856-860 of the Internal Revenue Code of 1986, as amended (the “Code”), and Property Manager agrees that without the prior consent of Owner (which may be given or withheld in Owner’s sole discretion), it will not (a) accept, or cause or allow to be earned, any rents or license fees or other amounts to be paid by a tenant or occupant at the Property that would be based, in whole or in part, on the income or profits derived by the business activities of such tenant or occupant, (b) furnish or render any services to a tenant or occupant at the Property other than services customarily furnished or rendered in connection with the rental of real property of a similar class in the geographic market in which the Property is located, (c) lease or license space to any person in which Owner or DRT owns a ten percent (10%) or greater interest, directly or indirectly (by applying the constructive ownership rules set forth in Section 856(d)(5) of the Code, or (d) accept, or cause or allow to be earned, any payments or other amounts which would fail to qualify as “rents from real property” as described in Section 856(d) of the Code, in each case to the extent Property Manager is aware of such nonqualifying income or payment or advised of the same. Accordingly, Property Manager shall not provide any services giving rise to such nonqualifying income and shall not provide any new services related to the Property without the prior written consent of Owner, which consent may be withheld in Owner’s sole discretion. In the event Owner consents to the provision of any such non-customary services by Property Manager to any tenant or licensee of the Property, such services shall be provided by Property Manager at competitive rates and for its own account and neither Owner nor DRT, directly or indirectly, shall participate in the collection of or share in the revenues or profits derived from such services. Without limiting the generality of the foregoing, with respect to any of the services to be rendered by Property Manager for the Property, Property Manager agrees that it will not enter into any subcontract with or otherwise engage the services of any person from whom Owner or DRT, directly or indirectly, derives any revenue (including, for example, a tenant of the Property). Property Manager further represents and warrants that neither Owner nor DRT, directly or indirectly, derives any revenue from Property Manager.

ARTICLE 3 COMPENSATION AND EXPENSES OF PROPERTY MANAGER

3.1 Management Fee. As full and complete compensation for all services to be provided by Property Manager under this Agreement (subject to the express provisions of this Agreement), Owner shall pay to Property Manager a monthly fee equal to two percent (2%) of Gross Monthly Collections (the “Management Fee”). The Management Fee shall be payable monthly, one month in arrears, commencing upon the last day of the first full month of the Term. The Management Fee for any partial month during the Term shall be prorated, and shall be payable only upon the amount allocable to that part of the month during the Term.

3.2 Supervision Fee. In the event Property Manager shall provide supervisory services to the Owner or Manager related to a major rehabilitation, remodeling, repair, or construction (as hereinafter defined) of the Project, including, without limitation, a major leasehold improvement made by or for a tenant, Owner agrees to pay a fee in accordance with the following schedule;

Project Cost	Fee
$0-$10,000	-0-
$10,001-$100,000	5%
$100,001-$250,000	4%
$250,001 +	3%

3.3 Costs and Expenses to be Borne by Property Manager. Except as specifically provided in Section 3.3 below or in the Approved Operating Budget, Property Manager shall bear all costs and expenses incurred in rendering all overall supervisory, rent and other collection (exclusive of attorneys’ fees and outside collection agency fees), lease enforcement (exclusive of court costs and attorneys’ fees), lease termination, management, accounting, reporting, recordkeeping and other services to be rendered by Property Manager in connection with the operation of the Property, and no such costs or expenses shall be charged to Owner. Owner shall not be responsible for any of the following costs and expenses associated with Property Manager’s performance hereunder:

3.3.1 All costs of gross salary and wages, payroll taxes, insurance, worker’s compensation and disability insurance, commercial general liability insurance of Property Manager’s headquarters and/or regional office and all other costs of Property Manager’s headquarters and/or regional office and executive personnel;

3.3.2 All costs incurred as a result of Property Manager’s breach of this Agreement and/or the gross negligence or willful misconduct of Property Manager or any of its Affiliates or employees, provided, however, that in the event Owner approves in writing (whether in the Approved Operating Budget or otherwise) the hiring of an independent contractor, agent or other representative who is not an employee (a “Third Party Contractor”) to perform a specific task or service, Property Manager shall not be liable under this Section 3.2.2 for costs incurred as a result of the negligence or willful misconduct of such Third Party Contractor;

3.3.3 All costs of forms, administrative materials, papers, ledgers and other supplies and equipment other than that used in Property Manager’s on-site office for services to be rendered by Property Manager in connection with the operation of the Property, all costs of Property Manager’s data processing equipment other than that located at Property Manager’s on-site office and all costs of data processing other than that provided by computer service companies to Property Manager’s on-site office;

3.3.4 All transportation costs of Property Manager’s executive personnel, unless agreed to otherwise by Owner; and

3.3.5 All costs described in Section 3.4.

3.4 Costs and Expenses to be Borne by Owner. Owner shall be responsible for leasing commissions, attorneys’ fees and court costs and outside collection agency fees incurred in connection with lease negotiation, enforcement and termination and rent and other collection and litigation (subject to the insurance and indemnity provisions of Article 8). To the extent approved by Owner in Owner’s sole determination and based on an operating budget approved by Owner, Owner shall be responsible for paying (whether in funds available to be drawn by Property Manager from the Property Disbursement Account or otherwise) (i) all direct expenses incurred in connection with the operation of the Property in accordance with this Agreement and (ii) all compensation of all employees of Property Manager who are dedicated (including without limitation employees who are dedicated as to a portion of their time, based on the portion of their time related to direct services to the Property) to the management and operation of the Property (other than Property Manager’s headquarters and/or regional office and executive personnel referred to in Section 3.3.1 above) on a “fully-burdened” basis, including, without limitation, all salaries, bonuses, vacation, sick leave, health and disability insurance and other insurance, worker’s compensation, unemployment insurance, payroll taxes (including social security and Medicare taxes), retirement benefits, and other employee benefits of any nature to which such employees are customarily and reasonably entitled, all of which amounts shall be prorated in proportion to the time related to direct services to the Property for employees devoted less than full-time to the Property.

ARTICLE 4 PERSONNEL AND BONDING.

4.1 Stability of Management Team.

4.1.1 Property Manager shall use reasonable care to select qualified, competent and trustworthy employees and independent contractors. Subject to the provisions of this Section 4.1, Section 10.2 and Section 11.18, the selection, terms of employment (including without limitation compensation and duration of employment), supervision, training and assignment of duties of all employees of Property Manager providing Property-related services shall be the duty and responsibility of Property Manager. The appointment and continued service of any member of the Management Team for the Property shall be subject to Owner’s consent and continuing approval in its sole discretion. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the responsibility of the Owner or Manager. Owner shall have an unqualified and continuing right of review and approval for all management or maintenance personnel whose salary and benefits are fully or partially an operating expense of the Property. Manager shall prepare and file all necessary reports and make all necessary remittances to the appropriate governmental agencies (including, without limitation, employment and withholding taxes) and maintain appropriate up-to-date personnel files. Property Manager shall be an equal opportunity employer. It is expressly understood and agreed by the parties hereto that all personnel hired by Property Manager, other than independent contractors, shall be employees of Property Manager and not of Owner.

        4.1.2 INTENTIONALLY DELETED

4.2 Affiliates. Property Manager shall not contract for outside services for the Property with any Affiliate of Property Manager without Owner’s prior written consent, which consent may be granted or withheld in Owner’s sole and absolute discretion. In no event shall Owner or its subsidiaries or affiliates be deemed an “Affiliate” of Property Manager for purposes of this Agreement.

4.3 Bonding. Property Manager, at Property Manager’s sole cost and expense, shall maintain at all times during the Term a bond or bonds covering Property Manager and all persons who handle, have access to or are responsible for Owner’s monies, in an amount and form reasonably acceptable to Owner. Any changes in such bond(s) must be approved in writing by Owner. Property Manager hereby collaterally assigns to Owner all proceeds of the bond(s) as they relate to the Property and agrees to execute such further collateral assignments and notices thereof as may be reasonably required by Owner. Such bond(s) shall insure to the extent customary to do so, Property Manager’s faithful performance of its obligations under this Agreement (with respect to the handling of Owner’s funds hereunder). Property Manager shall provide Manager with a certificate or other satisfactory documentation evidencing the existence and terms of such bond(s) upon execution of this Agreement.

ARTICLE 5 COMPLIANCE WITH LAWS.

5.1 Compliance. Property Manager shall (a) at Property Manager’s expense (except with respect or in regard to the physical compliance of the Property with Applicable Laws, as hereafter defined) abide by and comply fully with all laws, rules, regulations, requirements, orders, notices, determinations and ordinances of any federal, state or municipal authority with jurisdiction over Property Manager or the Property (collectively, “Applicable Laws”) applicable or relating to Property Manager and/or its operations, including, without limitation, the federal Occupational Safety and Health Act (OSHA) statutes, rules and regulations, the federal Americans with Disabilities Act (ADA), and all requirements of the insurers of the Property and (b) take such action as is reasonably necessary to cause the Property to be in compliance with Applicable Laws and shall endeavor to limit Owner’s potential liability for noncompliance with any Applicable Laws.

5.2 Notice. Property Manager shall notify Owner of any alleged violation of any Applicable Law affecting the Property immediately upon becoming aware thereof.

ARTICLE 6 ACCOUNTING AND FINANCIAL MATTERS.

6.1 Books and Records. Property Manager shall maintain accurate accounts, books and records of the Property, pursuant to methods and systems specified by Owner and in form and substance reasonably approved by Owner and otherwise reasonably appropriate for the recording of the results of the operation of the Property in accordance with Generally Accepted Accounting Principles (GAAP). Such accounts, books and records shall be kept at the Property and shall be available for inspection and copying by Owner and its representatives at any time upon reasonable advance written notice. Notwithstanding the foregoing, Property Manager shall have the right to retain its own software and other intellectual property, including data, developed by Property Manager during the Term of this Agreement provided that Property Manager shall give Owner a copy of, and a reasonable license to use, all such software, intellectual property and data pertaining to the Property in connection with the management of the Property only, and Property Manager agrees to exercise reasonable diligence to maintain the confidentiality of any data pertaining to the Property and further agrees not to attribute which property such data pertains to other than by generic description of the applicable product category (e.g. low-rise office building).

6.2 Reports and Reconciliation of Problem Accounts.

6.2.1 Monthly Reports. On or before the 15th day of each calendar month, Property Manager shall provide such reports and data to Manager in such customary form as Owner or Manager may reasonably require from time to time. Without limiting the foregoing, on or before the 15th day of each calendar month, Property Manager shall provide Manager with a monthly report containing the following information for the preceding calendar month:

(a) A detailed report of all monies collected (identified by tenant or other source), including without limitation, rents billed (including escalations), rents collected (including escalations), vacancies, rents delinquent, rents prepaid beyond the current month, security deposits collected, and as to any percentage leases, tenant gross sales receipts reported for such prior month;

(b) A detailed report of all expenses paid for such prior month;

(c) A comparison of the current month and year-to-date account of actual expenses to budgeted amounts, calculations of monthly and year-to-date variances from the Approved Operating and Capital Budgets and appropriate descriptions of any significant monthly or year-to-date variances and a revised annualized projection of monies to be collected and expenses to be paid for the balance of the calendar year;

(d) A reconciliation of amounts receivable or due to Owner accompanied by payment of same for such prior month;

(e) A reconciliation of the Property Lockbox and Disbursement Accounts as to funds received, expended and held for the Property for such prior month;

(f) Any other financial or operating information which may be reasonably required from time to time by Owner (provided that any such requirement(s) shall be consistent with Institutional Owner Practices); and

(g) Property Manager will produce a written report describing any material changes in the Property which occurred during the month or are anticipated to occur and shall provide such assistance to Owner as Owner shall reasonably request in connection with the above-described reports.

6.2.2 Quarterly Reports. Property Manager shall provide a quarterly management report for the Property, which shall be submitted with the applicable monthly financial statements and shall contain, without limitation, the recommendations of Property Manager regarding the maintenance, repair or renovation of the physical condition and operation of the Property.

6.2.3 Periodic Reports. Property Manager shall furnish to Owner periodically as reasonably requested:

(a) Market surveys and any other tenant information;

(b) Reports covering on-site physical inspections and operating reviews; and

(c) A current inventory of all personal property and equipment used in connection with the Property. The inventory shall be submitted to Owner no later than thirty (30) days prior to the end of each calendar year.

6.3 Audit. Owner shall have the right to conduct an audit of all or any portion of the Property’s operations at any time. Property Manager shall promptly correct all accounting method deficiencies and errors disclosed by Owner’s audits, and shall timely inform Owner in writing of all corrective actions taken. Owner’s audit shall be at Owner’s sole cost and expense unless an error due to the fault of Property Manager is discovered which affects Owner adversely, in which case Property Manager shall bear the full cost of the audit. Any adjustments in amounts due and owing from Property Manager shall be paid within ten (10) calendar days following Owner’s receipt of the audit.

6.4 Other Reports and Statements. Property Manager shall furnish to Owner or Manager, as promptly as practicable, such other reports, statements or other information with respect to the operation of the Property as Owner or Manager may reasonably request from, time to time.

6.5 Contracts and Other Agreements. Property Manager shall maintain at the Property one original or a copy, if no original is available of all contracts, occupancy leases, lease abstracts, equipment leases, maintenance agreements and all other agreements relating to the Property in the Property Manager’s possession. Duplicate originals of all such documents shall be forwarded to Owner by Property Manager immediately upon execution. If there is only one original of any such document, it shall be delivered to and retained by Owner.

6.6 Final Accounting. Manager shall deliver a final accounting for the Property to Owner within thirty (30) days after the effective date of any termination (whether or not for cause) of this Agreement. Property Manager shall provide such assistance to Owner and Manager as Owner shall deem necessary in connection with the preparation of such accounting. Such final accounting shall set forth all current income, all current expenses and all other expenses contracted for on Owner’s behalf but not yet incurred in connection with the Property, together with such other information as may be reasonably requested by Owner.

6.7 Tax Returns. Property Manager or Manager, as designated by Owner, shall file all tax returns for all sales taxes, payroll taxes and other taxes directly related to the Property; excluding, however, all federal, state and local income taxes of Owner. Property Manager shall furnish Owner, from time to time, with a report setting forth in sufficient detail all data and information regarding the business of the Property as shall be required to enable Owner to prepare its United States federal, state and local income tax returns.

6.8 Inspections. Owner and its representatives reserve the right to visit the Property at any time (with or without notice) and to inspect and copy Property Manager’s records from time to time. Property Manager shall cooperate with Owner and its representatives in exercising such rights.

ARTICLE 7 BANK ACCOUNTS

7.1 Property Lockbox Account. All funds received by Property Manager derived from the operation of the Property shall be immediately deposited in a lockbox account (the “Property Lockbox Account”) to be designated by Owner. Owner may designate a different account in any bank or financial institution as the Property Lockbox Account at any time and from time to time by written notice to Property Manager. No other funds of Property Manager shall be deposited or commingled with funds in the Property Lockbox Account.

7.2 Property Disbursement Account.

7.2.1 Property Manager shall pay Property-related costs and expenses in accordance with Section 7.2.2 by check from a disbursement checking account (the “Property Disbursement Account”) designated by Owner. Owner may designate a different account in any bank or financial institution as the Property Disbursement Account at any time and from time to time by written notice to Property Manager. Only those personnel specifically authorized by Property Manager and approved by Owner shall have authority to write checks from the Property Disbursement Account.

7.2.2 Expenses Paid from Property Disbursement Account. The following costs shall be paid directly from the Property Disbursement Account:

(a) Any and all costs relating to the management, operation and maintenance of the Property (including, without limitation, the Management Fees payable hereunder upon the review and approval by Owner, and the costs and expenses of Property Manager’s employees devoted to the Property, as described in Section 3.4), so long as such costs are provided for and are within the limits of the Approved Operating Budget or are specifically authorized by this Agreement or in writing by Owner;

(b) Any and all capital expenditures, so long as such costs are provided for and are within the limits of the Approved Capital Budget or are specifically authorized by this Agreement or in writing by Owner; and

(c) Any and all costs necessary to handle emergencies as described in Section 2.2.

Property Manager shall not be obligated to make any advance to or for the account of Owner or to pay any sums except out of funds in the Property Disbursement Account; provided, however, pursuant to Section 2.2 Property Manager shall have the right to make an advance for the account of Owner in the event of an emergency (an “Emergency Advance”); provided further, however, in no event shall an Emergency Advance exceed an amount equal to Ten Thousand Dollars ($10,000) for any one such event of emergency.

ARTICLE 8 INSURANCE AND INDEMNITY

8.1 Indemnification.

8.1.1 To the maximum extent permitted by law, Property Manager shall indemnify, hold harmless, protect and defend (with counsel reasonably acceptable to Owner) Owner, Manager, their affiliates and their officers, directors, members, board members, managers, advisors, trustees, partners, employees, agents, contractors from and against any and all claims, demands, actions, fines, penalties, liabilities, losses, taxes, obligations, damages and expenses (including attorney fees) (collectively “Claims and Damages”) in any manner related to, arising out of or resulting from any gross negligence or willful misconduct of Property Manager or any of its employees; provided however, that Property Manager’s obligations under this Section 8.1.1 shall apply only to the extent

Owner’s Claims and Damages (x) are not fully covered under Owner’s “All Risk” insurance policy and (y) do not result from the gross negligence or willful misconduct of Owner or Manager. Owner shall obtain a waiver of subrogation from Owner’s insurance carrier (and Owner hereby waives any rights of recovery against Property Manager for the same) for Claims and Damages to the extent the same is insured against under Owner’s “All Risk” insurance policy. Notwithstanding any other provision of this Agreement to the contrary, Property Manager’s obligations under this Section 8.1 shall survive the expiration, termination or cancellation of this Agreement.

8.1.2 To the maximum extent permitted by law, Owner shall indemnify, hold harmless, protect and defend (with counsel reasonably acceptable to Property Manager) Property Manager from and against any and all Claims and Damages in any manner related to, arising out of or resulting from Property Manager’s performance of services under this Agreement or any matter relating to the Property to the extent the same is within the scope of Property Manager’s authority and engagement hereunder (or was reasonably believed by Property Manger to be within such authority and engagement); provided, however that Owner’s obligations under this Section 8.1.2 shall not apply to any Damages to the extent the same result from the gross negligence or willful misconduct of Property Manager or any of their respective employees, agents, or contractors (other than Third Party Contractors). Notwithstanding any other provision of this Agreement to the contrary, Owner’s obligations under this Section 8.1 shall survive the expiration, termination or cancellation of this Agreement.

8.2 Property Manager’s Insurance Responsibility.

        8.2.1 Manager shall maintain or cause to be maintained, at its sole expense, the following insurance:

(1)	Commercial General Liability. Commercial General Liability Insurance, with minimum limits of liability of not less than Ten Million Dollars ($10,000,000.00) combined single limit, including coverage for bodily injury and property damage (contractual liability exclusions deleted), personal injury (contractual liability exclusions deleted), contractual liability specifically insuring (to the extent permitted by law) the indemnifying portions of this Agreement, owner’s protective liability, and broad form property damage. Owner and each of its partners, shareholders and advisors shall be named as additional insureds;

(2)	Comprehensive Automobile Liability. Comprehensive Automobile Liability Insurance covering all owned, hired or non-owned vehicles with limits of liability of not less than One Million Dollars ($1,000,000.00) combined single limit for personal injury and property damage. Owner and each of its partners, shareholders and advisors shall be named as additional insureds;

(3)	Professional Liability. Professional liability insurance (errors and omissions) with limits of liability of not less than Two Million Dollars ($2,000,000.00) per claim in the aggregate. Manager agrees to maintain the above-required minimum of professional liability coverage in force for a period of three (3) years following the expiration or sooner termination of this Agreement; provided, however, in the event that such professional liability insurance is not commercially available, and if Manager provides financial information satisfactory to Owner demonstrating that Manager has the financial capacity and has established adequate reserves, Manager may self-insure for such liabilities. If Manager self-insures, Manager agrees to provide Owner with periodic updates of such financial information;

(4)	Workers’ Compensation. Workers’ compensation insurance in accordance with applicable law, and Employer’s Liability Insurance with limits of not less than One Million Dollars ($ 1,000,000.00) and, to the extent required by law, compulsory non-occupational disability insurance. Manager shall also maintain unemployment compensation, social security and similar coverages with respect to all employees on the Property and said insurance shall comply with the laws of the state where the Property is located and shall contain an “All States” endorsement;

All insurance required hereunder shall be placed with companies which are A:XI rated or better by Best’s Insurance Guide and licensed to do business in the state in which the Property is located. All insurance policies shall also provide that Manager shall receive thirty (30) days’ written notice prior to modification or cancellation. Within twenty (20) days of the Date of Agreement and thereafter as necessary to show that the required insurance is in full force and effect, Manager shall provide Owner with certificates evidencing such insurance and such insurer’s agreement that Owner shall receive thirty (30) days’ prior written notice in the event of modification or cancellation of any of the insurance coverages required in this Agreement. Upon request, Manager will provide Owner with copies of its insurance policies required to be carried under this Agreement.

8.2.2 Property Manager shall deliver to Owner, within ten (10) business days after the Effective Date, certificates of insurance or other satisfactory evidence that all required insurance is in full force and effect at all times. All policies required under Section 8.2.1 shall provide that the insurer endeavor to give Owner not less than 30 days’ advance notice of any proposed cancellation or material change in coverage. The liability policies required under subsection 8.2.1(d) shall name Owner and any other related party or mortgagee of Owner designated as additional insureds. All liability insurance required under Section 8.2.1 shall be written to apply to all bodily injury, property damage, personal injury and other loss covered under such policy which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Such liability policies also shall contain endorsements which (a) delete any employee exclusion on personal injury coverage, and (b) contain cross-liability, waiver of subrogation and such other provisions as Owner may reasonably require. Such insurance also shall include broad form contractual liability insurance coverage insuring (to the extent customary) all of Property Manager’s indemnity obligations to Owner pursuant to this Agreement.

8.3 Contract Documents; Indemnity Provisions. Property Manager shall use good faith efforts to include provisions in all Property-related service and supply contracts prepared or executed by Property Manager requiring the Third Party Contractor to indemnify, defend (with counsel reasonably acceptable to Property Manager), protect and hold Property Manager, Manager, and Owner harmless from and against any and all Claims and Damages in any manner related to, arising out of and/or resulting from any damage to or injury to, or death of, persons or property caused or occasioned by or in connection with or arising out of any negligence or misconduct of the Third Party Contractor or its employees, agents or contractors.

8.4 Approval of Insurance Companies. Unless otherwise approved by Owner, all insurance required to be carried by Property Manager shall be written with companies having a policy holder and asset rating, as circulated by Best’s Insurance Reports, of A-:VIII or better, unless otherwise approved by Owner.

8.5 Subcontractor’s Insurance. Manager shall require that all subcontractors maintain, at their expense, the following insurance:

(1)	Worker’s Compensation Insurance with limits of liability of not less than One Million Dollars ($1,000,000.00);

(2)	Commercial General Liability Insurance in the minimum amount of One Million Dollars ($1,000,000.00) each occurrence and One Million Dollars ($1,000,000.00) aggregate, as applicable, combined single limit, bodily injury and property damage; and

(3)	Employers’ Liability Insurance applicable to and covering all persons engaged in the performance of any work at the Property with limits of liability of not less than One Million Dollars ($1,000,000.00).

All contracts must contain contractual indemnification in favor of Manager and Owner and must state that coverage carried is primary with respect to any other policies carried by Owner and/or Manager, and shall name Owner and Manager as additional insureds. Manager shall require all subcontractors to provide Manager with certificates evidencing such insurance prior to the commencement of their work, which Manager shall keep on file and deliver to Owner upon request.

8.6 Owner’s Insurance Responsibility.

8.6.1 Owner shall maintain during the Term all of the following insurance coverages:

(a) “All Risk” property damage insurance and loss of rents insurance coverage on the Property; and

(b) Commercial general liability insurance coverage with a general aggregate limit of not less than Two Million Dollars ($2,000,000). Property Manager shall be named as an additional insured under Owner’s commercial general liability insurance policy.

8.6.2 Owner shall have the right, in its sole and absolute discretion, to carry such deductibles or self-insure all or any part of the coverages required to be carried by Owner hereunder. If Owner elects to self-insure, Property Manager shall be insured as an additional insured under Owner’s plan of self-insurance to the same extent Property Manager would have been insured if Owner purchased the insurance policies described in Section 8.5.1.

8.7 Property Manager’s Duties in Case of Loss.

8.7.1 Property Manager shall comply with the Emergency Procedure Guidelines for Property Managers contained in Section 8 of the CALPERS Risk and Insurance Manual (the “Insurance Manuel”) and shall notify Owner immediately of any fire or other damage to any part of the Property of which Property Manager has actual knowledge. Property Manager shall not settle any losses or adjust any losses on behalf of Owner without the prior written consent of Owner in its sole and absolute discretion.

8.7.2 Property Manager shall notify Owner promptly of any personal injury or property damage occurring to or claimed by any tenant or third party on or with respect to any part of the Property. Property Manager shall forward to Owner immediately upon receipt copies of any summons, subpoena or other like legal document served upon Property Manager directly relating to actual or alleged potential liability of Owner or the Property.

8.7.3 Property Manager acknowledges receipt of a copy of Owner’s Insurance Manual for Managers. Property Manager agrees to comply with the policies and procedures set forth therein, as amended from time to time (so long as Property Manager receives notice of such amendments).

ARTICLE 9 RELATIONSHIP OF PARTIES

9.1 Representations and Warranties.

9.1.1 Property Manager’s Expertise. Property Manager represents and warrants that it is a skilled, experienced and sophisticated professional in the field of office property management, and that it has all the expertise necessary to perform its obligations under this Agreement.

9.1.2 Property Manager’s Authority. Property Manager represents and warrants that (a) Property Manager has full power, authority and legal right to execute, deliver and perform this Agreement and to perform all of its obligations hereunder and (b) to the actual knowledge of Property Manager, the execution, delivery and performance of all or any portion of this Agreement do not and will not (i) require any consent or approval from any governmental authority, (ii) subject to the terms of Section 11.7, violate any provisions of law or any governmental order, or (iii) conflict with, result in a breach of, or constitute a default under, the charter or bylaws of Property Manager or any instrument to which Property Manager is a party or by which it or any of its property is bound.

9.1.3 Reliance. Property Manager acknowledges and agrees that Owner is relying upon the representations and warranties set forth in Sections 9.1.1 and 9.1.2 in entering into this Agreement.

9.2 Nature of Relationship. In taking any action pursuant to this Agreement, Property Manager shall be acting solely as an independent contractor and nothing in this Agreement (subject to the express provisions of this Agreement creating specific agency), express or implied, shall be construed as creating a partnership, joint venture, employer-employee or principal-agent relationship between Property Manager (or any person employed by Property Manager) and Owner, or any other relationship between the parties hereto except that of property owner and independent contractor.

9.3 Communications Between Parties. Except for direction by Manager, Owner relies on Property Manager to direct and control all operations at the Property; provided, however, that Owner reserves the absolute right at all times to communicate directly with Property Manager’s accounting assistant working on Property matters, all tenants, tenants’ representatives and prospective tenants, all advertising, management, cleaning and servicing firms doing Property-related work and all parties contracting with Owner, Manager, or Property Manager with respect to the Property.

9.4 Relationship of Owner and Property Manager with Respect to Leasing.

9.4.1 The parties intend that Property Manager shall assist Listing Broker engaged by Owner, in the showing of space or in lease negotiations at Owner’s request. The parties also intend that Property Manager shall be obligated to use reasonable efforts to retain existing tenants in the Property, and Owner shall have the right to terminate this Agreement pursuant to Section 10.2.3 if Property Manager fails so to do.

9.4.2 Property Manager shall not, without the prior written consent of Owner or Manager, solicit or enter into a lease with, or otherwise participate in any manner whatsoever in the representation of, any prospective tenant for the Property (or sublease any space, or represent any prospective sublessor of space) for space in another building owned, managed or leased by Property Manager or an Affiliate of Property Manager, without regard to whether the Property has any vacancy at any particular time, and Owner shall have the right to immediately terminate this Agreement pursuant to Section 10.2.2 if the Property Manager does so.

9.5 No Sales Brokerage Agreement. There are no sales brokerage agreements between Owner and Property Manager. Property Manager has no brokerage agreement, obligation or understanding (exclusive or otherwise) with respect to the sale of all or any part of the Property (or any interest therein) on behalf of Owner. In the event Owner effects a sale of all or any part of the Property, whether on its own or through the use of brokers or others, Property Manager shall not be entitled to any fee, commission or other compensation on account of such sale.

9.6 Confidentiality. It is anticipated that Property Manager, its agents and subcontractors, and the Property Manager employees will obtain or have access to information that is confidential and of which Owner informs Property Manager that the same is confidential or proprietary. Property Manager shall exercise reasonable efforts to keep such information confidential including without limitation, information developed by Property Manager from such confidential information and information relating to new products, customers, tenants, prospective tenants, pricing, know-how, processes and practices and shall keep, and shall cause its agents and subcontractors and employees to keep, unless and until Owner consents to disclosure, or unless such information otherwise becomes generally available to the public through no fault of Property Manager, such disclosure is required or requested by judicial or administrative order or law (or is required or requested in any legal proceeding) or otherwise such information is required to be disclosed, as reasonably determined by Property Manager in connection with the performance of Property Manager’s duties hereunder.

9.7 Property Manager Not to Pledge Owner’s Credit. Property Manager shall not pledge the credit of Owner without Owner’s prior written consent. Property Manager shall not, in the name or on behalf of Owner, borrow any money or execute any promissory note, installment purchase agreement, bill of exchange or other obligation.

9.8 Key Personnel. Owner has retained Property Manager in connection with the management of the Property based in significant part on the qualifications of the personnel providing management on behalf of Property Manager as of the Effective Date (the “Key Personnel”). Key Personnel will be involved, on a daily basis and as reasonably required by Manager, in the operation of the Property, including but not limited to the supervision of on-site employees, strategic evaluation of the property, and the recommendation of ways to maximize efficient and profitable operation of the Property.

9.9 Estoppel Certificates. Owner and Property Manager, each without charge at any time and from time to time, within ten (10) days after written request by the other party, shall certify to the other party, by written instrument, duly executed and acknowledged, that this Agreement is (a) unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications), and (b) is to the best of the certifying party’s knowledge free from default by either party (or, if there is a default, specifying the same).

ARTICLE 10 TERMINATION

10.1 Termination by Owner Without Cause. This Agreement may be terminated by Owner without cause at any time upon thirty (30) days’ prior written notice to Property Manager. In the event Owner so terminates this Agreement, Property Manager shall be entitled, as its sole and exclusive remedy, to receive all Management Fees earned and unpaid as of the date of termination and all out-of-pocket expenses incurred by Property Manager as a result of any such early termination of the Agreement by Owner.

10.2 Termination by Owner for Cause. This Agreement may be terminated by Owner at any time during the Term upon written notice to Property Manager effective immediately, or on such later date of termination as may be stated that in Owner’s notice, for any of the following “Events of Default”:

10.2.1 If Property Manager suspends or permanently discontinues business;

10.2.2 If a court enters a decree or order for relief in respect of Property Manager in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of Property Manager or for any substantial part of Property Manager’s property, or for the winding-up or liquidation of Property Manager’s affairs, and such decree or order continues unstayed and in effect for a period of 90 consecutive days;

10.2.3 If Property Manager commences a voluntary case or action under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, custodian, trustee, sequestrator or other similar official of Property Manager or for any substantial part of Property Manager’s property, or makes any assignment for the benefit of creditors;

10.2.4 If Property Manager fails to observe or perform any of its material obligations under this Agreement, and such failure continues for 30 days after written notice thereof has been given by Owner to Property Manager; provided, however, that if the breach is of a nature which cannot reasonably be corrected, cured or remedied within such 30 day period, no Event of Default shall be deemed to have occurred if Property Manager commences cure within such 30 day period and thereafter diligently pursues such cure to completion; or

10.2.5 If any intentional fraud is perpetrated by Property Manager or if any representation or warranty of Property Manager made in this Agreement or in any proposal, application, financial statement or other writing delivered by Property Manager at any time pursuant to this Agreement proves to have been incorrect, incomplete or misleading in any material respect when made;

10.2.6 If any of the following occurs:

(a) The departure of the person primarily responsible for supervising the day-to-day operations of Property Manager if not replaced within thirty (30) days by a new person with equal or better qualifications, taking into account such factors as expertise, overall supervisory management experience in the market in which the Property is located, reputation and such other factors as Owner may deem relevant, and who is otherwise acceptable to Owner in its sole and absolute discretion; or

(b)

10.2.7 If Property Manager fails to cooperate with Owner, Manager, Broker or any third party brokers in connection with Property leasing;

10.2.8 If Property Manager, without the prior written consent of Owner, directs a prospective tenant for the Property to another building owned, managed or leased by Property Manager or an Affiliate of Property Manager without first (a) providing Owner with the name of the prospect, (b) showing the prospect the Property and (c) making a specific lease proposal to the prospect with respect to leasing space in the Property, whether or not the prospect becomes a tenant of such other building;

10.2.9 If Property Manager, without the prior written consent of Owner, discusses with an existing tenant of the Property (a) the possibility of the tenant leasing space in another building owned, managed or leased by Property Manager or an Affiliate of Property Manager or (b) makes a specific lease proposal to such existing tenant with respect to leasing space in any such other building without providing Owner with a reasonable prior opportunity to make a competing proposal to the tenant with respect to keeping the tenant in the Property, whether or not the tenant becomes a tenant of such other building;

10.2.10 If Property Manager commingles any Property-related funds with any other funds of Property Manager, or uses any Property assets for purposes unrelated to Property operations; or

10.2.11 If Property Manager breaches its duty to Owner to operate and manage the Property in Owner’s reasonable interest.

In the event Owner terminates this Agreement pursuant to the provisions of Sections 10.2.1 through 10.2.11, inclusive, Property Manager shall be entitled, as its sole and exclusive remedy, to receive all Management Fees earned and unpaid as of the date of termination.

10.2.12 Termination by Property Manager. If Owner fails to perform any of its material obligations under this Agreement, and such failure continues for sixty (60) days after written notice thereof have been given to Owner by Property Manager, Property Manager shall have the right to terminate this Agreement upon delivery of 30 days advance written notice; provided, however, that if the breach is of a nature which cannot be reasonably corrected, cured or remedied within such 30 day period, no default shall be deemed to have occurred (and Property Manager shall have no right to terminate this Agreement) if Owner commences cure within such 30 day period and thereafter diligently pursues such cure to completion. In addition to the foregoing, this Agreement may be terminated by Property Manager without cause at any time upon thirty (30) days’ prior written notice to Owner at any time after this Agreement shall have become a month-to-month agreement pursuant to Section 2.1.

10.3 Termination on Sale. If the Property is sold, exchanged or otherwise transferred by Owner at any time during the Term, (a) this Agreement shall terminate as of the effective date of the transfer and (b) neither Owner nor Owner’s successor shall have any further liability to Property Manager under this Agreement except with respect to amounts payable to Property Manager under this Agreement accrued and unpaid as of the date of termination.

10.4 Orderly Transition. In the event of any termination of this Agreement, Property Manager shall (a) immediately (or such later date as Owner may designate in its sole discretion) deliver to Owner all files and documents in Property Manager’s possession relating to the Property and all existing and prospective tenants of the Property and (b) reasonably cooperate for a reasonable period with Owner and any replacement property manager designated by Owner to effect an orderly transition of the management and operation of the Property to Property Manager’s replacement. The obligations set forth in this Section 10.4 shall survive termination of this Agreement.

10.5 Rights Which Survive Termination or Expiration. The termination of this Agreement shall in no event terminate or prejudice (a) any right arising out of or accruing in connection with the terms of this Agreement attributable to events and circumstances occurring prior to such termination or (b) any rights or obligations specified in this Agreement to survive termination.

10.6 Damages. In the event it is determined by an arbitrator or court of competent jurisdiction that Owner has terminated this Agreement in violation of this

Agreement or any Applicable Law, Property Manager shall be entitled, as its sole and exclusive remedy for such termination, to recover only the amount of its Direct Damages. For purposes of this Section 10.6, “Direct Damages” shall mean all net profits Property Manager would have earned under this Agreement from the date of such termination until the date Owner could have validly terminated this Agreement plus any out-of-pocket expenses incurred by Property Manager as a result of any such early termination of the Agreement by Owner. Notwithstanding any provision of this Agreement to the contrary, Property Manager expressly agrees that in no event shall it be entitled to recover from Owner hereunder any punitive, exemplary or consequential damages on account of any default under this Agreement by Owner (or in connection with any matter related to this Agreement, whether based upon contract, tort or any other basis), including, for example and not by way of limitation, in the case of wrongful termination by Owner, any damages or losses arising from or related to the effect of such termination on Property Manager’s overall operations.

ARTICLE 11 GENERAL

11.1 Notices. Any notices relating to this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes (a) when delivered, if (i) by receipt-confirmed facsimile transmission with the original subsequently delivered by first class United States Mail or other means described herein, (ii) in person or (iii) by generally recognized overnight courier service to the respective addresses set forth below, or to such other addresses as the parties may designate from time to time.

PROPERTY
MANAGER:	[Name]
[Address]

OWNER:	[Name]
[Address]

11.2 Entire Agreement. This Agreement, together with all exhibits attached, is intended by the parties as the complete and final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement specifically supersedes any prior written or oral agreements between the parties with respect to the subject matter hereof. The language in all parts of this Agreement shall be construed as a whole in accordance with its fair meaning, and shall not be construed against any party solely by virtue of the fact that such party or its counsel was primarily responsible for its preparation.

11.3 Amendments and Waivers. No modification of this Agreement shall be effective unless set forth in a writing signed by the party against whom the modification is sought to be enforced. The party benefitted by any condition or obligation may waive it, but any such waiver shall not be enforceable by the other party unless made in writing and signed by the waiving party.

11.4 Invalidity of Provision. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by an arbitrator or court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the arbitrator or court, or the validity or enforceability of this Agreement as a whole.

11.5 Governing Law. This Agreement shall be governed by the laws of the State of California without giving effect to the conflict of laws principles of such State.

11.6 Time. Time is of the essence in the performance of the parties’ respective obligations under this Agreement.

11.7 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Property Manager shall not assign all or any portion of its interest in this Agreement without Owner’s prior written consent, which consent may be granted or withheld in Owner’s sole and absolute discretion. In the event Owner consents to an assignment of this Agreement, no further assignment shall be made without Owner’s prior written consent, which consent may be granted or withheld in Owner’s sole and absolute discretion. Notwithstanding the foregoing in this Section 11.7, Property Manager shall have the right to subcontract to a corporation wholly owned by it all of its duties under this Agreement the performance of which require a real estate license under applicable law, provided that (i) such corporation holds a real estate broker’s license issued by the California Department of Real Estate and (ii) Property Manager remains responsible for the supervision of such corporation’s performance of such duties and for the payment of all compensation due to such corporation under the terms of such subcontract.

11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.9 Exculpation. It is expressly understood and agreed that notwithstanding anything in this Agreement to the contrary, and notwithstanding any applicable law to the contrary, the liability of Owner (which shall for purposes of this paragraph include but not be limited to Owner’s General Partner and all officers, directors and employees of Owner’s General Partner) hereunder (including any successor owner) and any recourse by Manager against Owner shall be limited solely and exclusively to the interest of Owner in and to the Project and Building, and neither Owner, nor any of its constituent partners, shall have any personal liability on behalf of itself and all persons claiming by, through or under Manager. Under no circumstances shall Owner be liable for injury to Manager’s business or for any loss of income or profit therefrom.

This Agreement is being executed by Digital Trust Realty, L.P., a Maryland limited partnership, on behalf of Owner. No present or future officer, director, employee, trustee, partner, member, manager, retiree, beneficiary, internal investment contractor, investment manager or agent of the California Public Employees’ Retirement System (CalPERS) shall have personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, partner, member, manager, retiree, beneficiary, internal investment contractor, investment manager or agent under or in connection with this Agreement or any other document or instrument heretofore or hereafter executed in connection with this Agreement. Manager hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Article 11.9 are in addition to, and not in limitation of, any limitation on liability applicable to Owner or Digital Realty Trust, L.P. provided by law or in any other contract, agreement or instrument.

11.10 Attorneys’ Fees. In event of any arbitration or other legal or equitable proceeding for enforcement of any of the terms or conditions of this Agreement, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Agreement, the prevailing party in such proceeding, or the nondismissing party where the dismissal occurs other than by reason of a settlement, shall be entitled to recover its reasonable costs and expenses, including without limitation reasonable attorneys’ fees and costs paid or incurred in good faith at the arbitration, pre-trial, trial and appellate levels, and in enforcing any award or judgment granted pursuant thereto. Any award, judgment or order entered in any such proceeding shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such award or judgment, including without limitation (a) post-award or post-judgment motions, (b) contempt proceedings, (c) garnishment, levy, and debtor and third party examinations, (d) discovery and (e) bankruptcy litigation. The “prevailing party,” for purposes of this Agreement, shall be deemed to be that party which obtains substantially the result sought, whether by dismissal, award or judgment.

11.11 Further Assurances. Owner and Property Manager shall execute such other documents and perform such other acts as may be reasonably necessary or desirable to carry out the purposes of this Agreement.

11.12 No Waiver. The failure of either party to insist upon strict performance of any of the terms and provisions of this Agreement or to exercise any option, right or remedy herein contained shall not be construed as a waiver or as a relinquishment for the future of such terms, provisions, options, rights or remedies and the same shall continue and remain in full force and effect.

11.13 Advertising. Except as may be required by Applicable Law, no publication, announcement or other public advertisement of Owner’s name in connection with the Property shall be made by Property Manager without Owner’s prior written consent, which consent may be granted or withheld in Owner’s sole and absolute discretion.

11.14 Conflicts with Guidelines. In the event of any conflict between the provisions of this Agreement and the Guidelines, this Agreement shall control. In the event of any conflict between the provisions of this Agreement or of the Guidelines and the directions of the Owner or the policies and objectives established by Owner, the Agreement or the Guidelines shall control.

11.15 References. The headings used in this Agreement are provided for convenience only and this Agreement shall be interpreted without reference to any headings. The date of this Agreement is for reference purposes only and is not necessarily the date on which it was entered into.

11.16 Consent. Unless otherwise expressly provided in this Agreement, when a provision of this Agreement requires the consent of any party, such consent shall not be unreasonably withheld, delayed or conditioned. If a party is determined to have unreasonably withheld, delayed or conditioned its consent in violation of this Agreement or any Applicable Law, the other party shall be entitled, as its sole and exclusive remedy, to recover only the amount of its actual direct damages, including reasonable attorneys’ fees and costs, and shall not be entitled to recover any punitive or consequential damages, including, for example and not by way of limitation, any damages or losses arising from or related to the effect of such unreasonably withheld, delayed or conditioned consent on the overall operations of Owner or Property Manager.

11.17 Mutual Waivers of Jury Trial and Certain Damages. Owner and Property Manager each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and all right to receive punitive, exemplary and consequential damages from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of the other) in any claim, demand, action, suit, proceeding or cause of action in which Owner and Property Manager are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: this Agreement; any past, present or future act, omission, conduct or activity with respect to this Agreement; any transaction, event or occurrence contemplated by this Agreement; the performance of any obligation or the exercise of any right under this Agreement; or the enforcement of this Agreement. Owner and Property Manager each agrees that this Agreement constitutes written consent that trial by jury shall be waived in any such claim, demand, action, suit, proceeding or other cause of action.

11.18 Non-discrimination.

11.18.1 California Properties.

(a) During the performance of this Agreement, Property Manager and its contractors and subcontractors, shall not deny the benefits of this Agreement to any person on the basis of religion, color, ethnic group identification, sex, age, physical or mental disability, nor shall they discriminate unlawfully against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, mental disability, medical condition, marital status, age or sex. Property Manager shall ensure that the evaluation and treatment of employees and applicants for employment are free of such discrimination.

(b) Property Manager shall comply with the provisions of the Fair Employment and Housing Act (California Government Code section 12900 et seq.) and the regulations promulgated thereunder (California Administrative Code, Title 2, section 7285.0 et seq.), the provisions of Article 9.5, Chapter 1, Part 1, Division 3, Title 2 of the Government Code (Government Code sections 11135-11139.5) and the regulations or standards adopted by Owner, if any, to implement such article.

(c) Property Manager, its contractors and subcontractors shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement.

(d) Property Manager shall include the non-discrimination and compliance provisions of this clause in all subcontracts to perform work under this Agreement.

(e) Property Manager shall cause its Submanager to comply with the terms of this Section 11.18.

11.18.2 Non-California Properties.

(a) During the performance of this Agreement, Property Manager, its contractors and subcontractors, shall not deny the benefits of this Agreement to any person on the basis of religion, color, ethnic group identification, sex, age, physical or mental disability, nor shall they discriminate unlawfully against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, mental disability, medical condition, marital status, age or sex. Property Manager shall ensure that the evaluation and treatment of employees and applicants for employment are free of such discrimination.

(b) Property Manager shall not discriminate in any manner against any tenant, prospective tenant or entity making inquiry as to the availability of space in the Property on the basis of race, religion, color, national origin, ancestry, physical handicap, mental disability, medical condition, marital status, age or sex.

(c) Property Manager, its contractors and subcontractors shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement.

(d) Property Manager shall include the non-discrimination and compliance provisions of this clause in all subcontracts to perform work under this Agreement.

(e) Property Manager shall cause its Submanager to comply with the terms of this Section 11.18.2.

11.19 Non-Exclusive Obligations. Nothing contained herein shall obligate the Property Manager to devote its time and attention exclusively to the performance of its obligations under this Agreement. Rather, the Property Manager shall be obligated to devote only such time and attention as shall be reasonably necessary to discharge the Property Manager’s responsibilities and obligations in accordance with this Agreement. Property Manager may, individually or with others, engage or possess an interest in other projects and ventures of every nature and description, including, but not limited to, the ownership, financing, leasing, operation, management, brokerage, development and sale of real property and projects other than the Property, even if those other projects and ventures are in the vicinity of or competitive with the Property. Owner shall not have any right to the income or profits derived therefrom, nor shall Property Manager have any obligation to provide the Owner with opportunities to purchase or participate in any way in other properties in which Property Manager or its affiliates have or may have an interest.

IN WITNESS WHEREOF, Owner and Property Manager have executed this Agreement as of the day and year first above written.

“Owner”

,

By:

Its:

By:

Its:

“Property Manager”

[ ]

By:

Its:

By:

Its:

EXHIBIT G

TO

CONTRIBUTION AGREEMENT

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO

Michael Foust

c/o Digital Realty Trust, L.P.

2730 Sand Hill Road, Suite 280

Menlo Park, California 94025

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That I,                             , on behalf of                                         , a                          (the “Entity”), undersigned, hereby irrevocably make, constitute and appoint Digital Realty Trust, L.P., a Maryland limited partnership (“Attorney-in-Fact”), the Entity’s true and lawful Attorney for the Entity and in the Entity’s name, place and stead and for the Entity’s use and benefit solely with respect to the following and for no other purpose:

to act in the Entity’s name, place and stead to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any documents) relating to the acquisition by Attorney-in-Fact of the Property Interests, the Contributed Assets, the Assumed Agreements, and the Assumed Liabilities (each, as defined in and in accordance with the terms and conditions of the Contribution Agreement by and between the Entity and Attorney-in-Fact (the “Contribution Agreement”), including, but not limited to the OP Agreement (as defined in the Contribution Agreement), as it may be amended or revised, any registration rights agreements and any lock-up agreements), and to provide information to the Securities and Exchange Commission and others about the transactions contemplated by the Contribution Agreement, as fully as could the undersigned if personally present and acting on behalf of the undersigned.

GIVING AND GRANTING unto my said Attorney full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done with respect to the foregoing specified transactions as fully to all intents and purposes as I might or could do if personally present, hereby ratifying all that my said Attorney shall lawfully do or cause to be done by virtue of these presents.

The Entity’s said Attorney is empowered hereby to determine in its sole discretion the time when, purpose for and manner in which any power herein conferred upon him shall be exercised, and the conditions, provisions and covenants of any instrument or document which may be executed by it pursuant hereto. Notwithstanding any provision of this Power of Attorney to the contrary, the Power of Attorney only applies to the transactions contemplated by the Contribution Agreement and shall only be exercised in accordance with the Contribution Agreement, solely for the purpose of carrying out the Closing described in the Contribution Agreement. In no event will this Power of Attorney be useable or used in contravention of the Contribution Agreement or to amend or modify the Contribution Agreement; nor will it be used for any purpose outside those permitted by the Contribution Agreement. This Power of Attorney expires and becomes null and void when the Contribution Agreement expires or becomes null and void.

Exhibit G-1

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Entity.

Exhibit G-2

When the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

Dated

,
a

By:

Name:
Title:

Exhibit G-3

STATE OF CALIFORNIA

COUNTY OF                                                                              } SS.

On                                                                           before me,                                                                                           , personally appeared                                                                                                                                                                     personally known to me (or proved to me on the basis of satisfactory evidence) to the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

Exhibit G-4